________________________________________________________________________________


                          RECAPITALIZATION AGREEMENT

                                 BY AND AMONG

                        CITICORP VENTURE CAPITAL, LTD.,

                           PEN-TAB INDUSTRIES, INC.,

                                  ALAN HODES,

                                      AND

                               MICHAEL GREENBERG

________________________________________________________________________________


                                January __, 1997

                               TABLE OF CONTENTS

                                                                                          Page
Section 1.  Recapitalization..............................................................  1
     1A.       Authorization..............................................................  1
     1B.       Investment Transaction.....................................................  2
     1C.       Subordinated Note Offering.................................................  3
     1D.       Redemption Transaction.....................................................  3
     1E.       Exchange Transaction.......................................................  3
     1F.       Closing....................................................................  3
     1G.       Final Cash Redemption Price; Adjustments...................................  4

Section 2.  Conditions of the Purchaser's Obligations at the Closing......................  6
     2A.       Representations and Warranties; Covenants..................................  6
     2B.       Amendment of Articles of Incorporation.....................................  6
     2C.       Amendment of Bylaws........................................................  6
     2D.       Shareholders Agreement.....................................................  6
     2E.       Registration Rights Agreement..............................................  6
     2F.       Employment Agreements......................................................  6
     2G.       Noncompetition.............................................................  7
     2H.       Stock Option Plan..........................................................  7
     2I.       Opinion of the Company's and the Shareholders's Counsel....................  7
     2J.       Sale of Series 2 Senior Preferred Stock and Common Stock to the Purchaser
                ..........................................................................  7
     2K.       Redemption of Redemption Shares and Exchange of Exchange Shares from the Shareholders...........................................................  7
     2L.       Resignation of Directors...................................................  7
     2M.       Release of Liens...........................................................  7
     2N.       Financing..................................................................  7
     2O.       Indebtedness...............................................................  7
     2P.       Litigation.................................................................  7
     2Q.       Filings....................................................................  8
     2R.       Third Party Consents and Approvals.........................................  8
     2S.       Governmental Consents and Approvals........................................  8
     2T.       Material Adverse Change....................................................  8
     2U.       Compliance with Applicable Laws............................................  8
     2V.       Expenses...................................................................  8
     2W.       Proceedings................................................................  8
     2X.       Closing Documents..........................................................  9
     2Y.       Waiver.....................................................................  9

Section 3.  Conditions of the Obligations of the Company and the Shareholders at the
     Closing.............................................................................. 10
     3A.       Representations and Warranties; Covenants.................................. 10
     3B.       Shareholders Agreement..................................................... 10
     3C.       Registration Rights Agreement.............................................. 10
     3D.       Employment Agreements...................................................... 10
     3E.       Litigation................................................................. 10
     3F.       Governmental Consents and Approvals........................................ 10
     3G.       Purchase of the Series 2 Senior Preferred Stock and the Common Stock by
               the Purchaser.............................................................. 10
     3H.       Opinion of the Purchaser's Special Counsel................................. 10
     3I.       Proceedings................................................................ 10
     3J.       Closing Documents.......................................................... 11
     3K.       Senior Notes............................................................... 11
     3L.       Waiver..................................................................... 11

Section 4.  Pre-Closing Covenants and Agreements.......................................... 11
     4A.       General.................................................................... 11
     4B.       Maintenance of Business.................................................... 11
     4C.       Third Party Notices and Consents........................................... 11
     4D.       Governmental Notices and Consents.......................................... 11
     4E.       Operation of Business...................................................... 12
     4F.       Full Access................................................................ 12
     4G.       Compliance with Agreements and Laws........................................ 12
     4H.       Payment of Obligations..................................................... 13
     4I.       Notice of Material Developments............................................ 13
     4J.       Exclusivity................................................................ 13
     4K.       Tax Matters................................................................ 14
     4L.       Actions with Respect to Redemption Shares and Exchange Shares.............. 14
     4M.       Real Estate Matters........................................................ 14
     4N.       Formation of Subsidiary.................................................... 14

Section 5.  Representations and Warranties of the Company and the Shareholders............ 15
     5A.       Organization, Corporate Power and Licenses................................. 15
     5B.       Capital Stock and Related Matters.......................................... 15
     5C.       Subsidiaries; Investments.................................................. 16
     5D.       Authorization; No Breach................................................... 16
     5E.       Financial Statements....................................................... 17
     5F.       Absence of Undisclosed Liabilities......................................... 17
     5G.       Accounts Receivable........................................................ 18
     5H.       Inventory.................................................................. 18
     5I.       Product Warranty........................................................... 18

     5J.       No Material Adverse Effect................................................. 18
     5K.       Indebtedness............................................................... 18
     5L.       Absence of Certain Developments............................................ 19
     5M.       Assets..................................................................... 20
     5N.       Tax Matters................................................................ 20
     5O.       Contracts and Commitments.................................................. 23
     5P.       Small Business Matters..................................................... 25
     5Q.       Intellectual Property Rights............................................... 25
     5R.       Litigation, etc............................................................ 26
     5S.       Brokerage.................................................................. 27
     5T.       Insurance.................................................................. 27
     5U.       Employees.................................................................. 27
     5V.       ERISA...................................................................... 28
     5W.       Compliance with Laws; Permits.............................................. 29
     5X.       Environmental and Safety Matters........................................... 30
     5Y.       Affiliate Transactions..................................................... 31
     5Z.       Suppliers and Customers.................................................... 31
     5AA.      Real Property.............................................................. 32
     5AB.      FIRPTA..................................................................... 33
     5AC.      Closing Date............................................................... 33

Section 6.  Representations and Warranties of the Shareholders............................ 34
     6A.       Power and Authority........................................................ 34
     6B.       Authorization; No Breach................................................... 34
     6C.       Title to Shares............................................................ 34
     6D.       Brokerage.................................................................. 35
     6E.       Litigation, etc............................................................ 35
     6F.       Company Transactions....................................................... 35
     6G.       Investment Representations................................................. 35
     6H.       Closing Date............................................................... 36

Section 7.  Representations and Warranties of the Purchaser............................... 36
     7A.       Organization, Power and Authority.......................................... 36
     7B.       Authorization; No Breach................................................... 36
     7C.       Brokerage.................................................................. 37
     7D.       Investment Representations................................................. 37
     7E.       Closing Date............................................................... 38

Section 8.  Indemnification and Other Agreements.......................................... 38
     8A.       Survival of Representations and Warranties................................. 38
     8B.       General Indemnification.................................................... 38
     8C.       Certain Tax Matters........................................................ 42

     8D.       Press Release and Announcements............................................ 43
     8E.       Confidentiality............................................................ 43

Section 9.  Financial Statements and Other Information.................................... 43
     9A.       Deliveries................................................................. 43
     9B.       SBIC Regulatory Provisions................................................. 44

Section 10.  Definitions.................................................................. 46

Section 11.  Termination.................................................................. 54
     11A.      Conditions of Termination.................................................. 54
     11B.      Effect of Termination...................................................... 54

Section 12.  Miscellaneous................................................................ 54
     12A.      Fees and Expenses.......................................................... 54
     12B.      Remedies................................................................... 55
     12C.      Consent to Amendments; Waivers............................................. 55
     12D.      Successors and Assigns..................................................... 55
     12E.      Severability............................................................... 56
     12F.      Counterparts............................................................... 56
     12G.      Descriptive Headings; Interpretation....................................... 56
     12H.      Entire Agreement........................................................... 56
     12I.      No Third-Party Beneficiaries............................................... 56
     12J.      Cooperation on Tax Matters................................................. 56
     12K.      Schedules and Exhibits..................................................... 57
     12L.      Governing Law.............................................................. 57
     12M.      Notices.................................................................... 57
     12N.      Jurisdiction and Venue..................................................... 59
     12O.      Waiver of Right to Jury Trial.............................................. 60
     12P.      No Strict Construction..................................................... 60

                            EXHIBITS AND SCHEDULES
Exhibits:

Exhibit A    -    Articles of Incorporation
Exhibit B    -    Closing Balance Sheet Procedures
Exhibit C    -    Bylaws
Exhibit D    -    Shareholders Agreement
Exhibit E    -    Registration Rights Agreement
Exhibit F    -    Form of Employment Agreement
Exhibit G    -    Stock Option Plan
Exhibit H    -    Opinion of the Company's and the Shareholders' Counsel
Exhibit I    -    Opinion of the Purchasers' Special Counsel
Exhibit J    -    Provisions Regarding the Senior Notes

Disclosure Schedules:

Purchaser Schedule
Shareholder Schedule
Purchaser Expenses Schedule
Contracts Schedule
Foreign Qualifications Schedule
Capitalization Schedule
Subsidiaries Schedule
Restrictions Schedule
Financial Statements Schedule
Disclosed Liabilities Schedule
Product Warranty Schedule
Indebtedness Schedule
Developments Schedule
Liens Schedule
Taxes Schedule
Intellectual Property Schedule
Litigation Schedule
Brokerage Schedule
Insurance Schedule
Employees Schedule
Employee Benefits Schedule
Compliance Schedule
Permits Schedule
Environmental Schedule
Affiliate Transactions Schedule
Suppliers and Customers Schedule
Real Property Schedule

                          RECAPITALIZATION AGREEMENT
                          --------------------------

          This RECAPITALIZATION AGREEMENT (this "Agreement") is made as of
                                                 ---------
January __, 1997, by and among Pen-Tab Industries, Inc., a Virginia corporation (the "Company"), Alan Hodes ("Hodes"), Michael Greenberg ("Greenberg") and
      -------                 -----                        ---------
Citicorp Venture Capital, Ltd., a New York corporation (the "Purchaser").  Hodes
                                                             ---------
and Greenberg are sometimes referred to herein collectively as the "Shareholders" and individually as a "Shareholder." The Purchaser, the Company
 ------------                         -----------
and the Shareholders are sometimes collectively referred to herein as the "Parties" and individually as a "Party." Capitalized terms used herein and not
--------                         -----
otherwise defined herein have the meanings given to such terms in Section 10 below.

          WHEREAS, the Company desires to reconstitute its capital structure through the sale of newly issued securities, the repurchase of certain of its outstanding equity securities and the exchange of certain of its outstanding equity securities for newly issued securities, in each case on the terms and subject to the conditions set forth herein;

          WHEREAS, the Company intends to form a Subsidiary ("OpCo") into which
                                                              ----
the Company will contribute all of its assets and liabilities and the Company shall cause OpCo to sell newly issued debt securities;

          WHEREAS, the Shareholders desire the Company to repurchase certain equity securities of the Company held by the Shareholders and desire the Company to exchange certain equity securities of the Company held by the Shareholders for newly issued securities of the Company, in each case on the terms and subject to the conditions set forth herein;

          WHEREAS, the Purchaser desires to purchase newly issued equity securities of the Company on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the Parties hereby agree as follows:

          Section

1.  Recapitalization.
    ----------------

          1A.  Authorization.
               -------------

          (i) The Company shall, and the Shareholders shall cause the Company to, authorize the filing under the laws of the State of Virginia of the amended and restated articles of incorporation of the Company (as amended, the "Articles
                                                                        --------
of Incorporation"), which Articles of Incorporation shall be identical to the
----------------
currently existing articles of incorporation of the Company except with respect to the amendment to Article IV thereof in the form of Exhibit A attached hereto
                                                      ---------
or as may otherwise be mutually agreed upon by the parties. The Articles of Incorporation shall be duly filed by the Company on or prior to the Closing Date and shall be in full force and effect under the laws of the State of Virginia as of the Closing.

          (ii) The Company shall, and the Shareholders shall cause the Company to, authorize the issuance to the Purchaser of (a) 125,875 shares of the Company's 12% Series 2 Senior Preferred Stock, par value $1.00 per share (the "Series 2 Senior Preferred Stock), (b) 36.69703 shares of its Class A Common
 -------------------------------
Stock, par value $.01 per share (the "Class A Common Stock"), and (c) 3.05681
                                      --------------------
shares of its Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), each having the rights and preferences set forth in Exhibit A
                                                                    ---------
attached hereto.

          (iii) The Company shall, and the Shareholders shall cause the Company to, cause the authorization, issuance and sale by OpCo of its Senior Subordinated Notes in the aggregate principal amount of up to $65 million (the "Senior Notes"), and upon the receipt of the net proceeds of such sale, OpCo
 ------------
shall make a distribution of $38 million to the Company.

          (iv) The Company shall, and the Shareholders shall cause the Company to, authorize the repurchase of 747.57692 shares of the Class A Common Stock, and 122.33077 shares of the Class B Common Stock from the Shareholders (collectively, the "Redemption Shares") for an aggregate redemption price set
                    -----------------
forth herein. The number of Redemption Shares to be redeemed by each Shareholder is set forth on the Shareholder Schedule attached hereto.
                                --------------------

          (v) The Company shall, and the Shareholders shall cause the Company to, authorize the issuance to the Shareholders of (a) an aggregate of 100,000 shares of the Company's 10% Series 1 Senior Preferred Stock, par value $1.00 per share (the "Series 1 Senior Preferred Stock"), having the rights and preferences
            -------------------------------
set forth in Exhibit A attached hereto, (b) an aggregate of 126,625 shares of
             ---------
the Company's 12% Series 3 Junior Preferred Stock, par value $1.00 per share (the "Series 3 Junior Preferred Stock"), and (c) an aggregate of 5.37115 shares
      --------------------------------
of Class A Common Stock, in exchange for 19.59936 shares of Class A Common Stock and 357.66923 shares of Class B Common Stock held by the Shareholders (the "Exchange Shares"), having the rights and preferences set forth in Exhibit A
----------------                                                   ---------
attached hereto. The number of shares of Series 1 Senior Preferred Stock, number of shares of Series 3 Junior Preferred Stock and number of shares of Class A Common Stock to be issued in exchange to each Shareholder and the number of Exchange Shares to be exchanged by each Shareholder is set forth on the Shareholder Schedule attached hereto.
--------------------

          (vi) Following the Redemption Transaction and Exchange Transaction (as such terms are defined below), Hodes shall retain 32.82372 shares of Class A Common Stock. A second amendment to the certificate of incorporation will be filed to effect a stock split of each share of Common Stock into 60,937.50 shares of Class A Common Stock or Class B Common Stock as the case may be.

          1B.   Investment Transaction.  On the basis of the representations,
                ----------------------
warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in Section 2 below, each of the Purchaser and the Company agrees to and shall consummate, and the Shareholders shall cause the Company to consummate, at the Closing, the following transaction (the "Investment Transaction"): the Company shall sell to the Purchaser, and the
 ----------------------
Purchaser shall purchase from the Company, the number of shares of Series 2 Senior Preferred Stock, Class A Common Stock and Class B Common Stock set forth opposite the Purchaser's name on the Purchaser Schedule attached hereto upon
                                     ------------------
payment of immediately available funds in the amount set
forth opposite the Purchaser's name on the Purchaser Schedule attached hereto,
                                           ------------------
payable in the manner set forth in Section 1F(i) below. The aggregate purchase price for such shares of Series 2 Senior Preferred Stock shall be equal to $12,587,500 and the aggregate purchase price for such shares of Class A Common Stock and Class B Common Stock shall be equal to $2,422,500 (such amounts collectively, the "Stock Purchase Price").
                   --------------------

          1C.   Subordinated Note Offering. On the basis of the representations,
                ---------------------------
warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in Section 2 below, the Company and the Shareholders agree to cause OpCo to sell to the Noteholders Senior Notes at the Closing on terms and conditions satisfactory to the Purchaser and, with respect to the provisions set forth on Exhibit J attached hereto, the Shareholders (the
                        ---------
"Subordinated Note Offering").
 --------------------------

          1D.   Redemption Transaction.  On the basis of the representations,
                ----------------------
warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in Section 3 below, each of the Company and each Shareholder agrees that the Company shall, at the Closing, repurchase from each Shareholder the number of Redemption Shares set forth opposite such Shareholder's name on the Shareholder Schedule attached hereto and shall pay to
                          --------------------
such Shareholder (in the manner set forth in Section 1F(iv) below) such Shareholder's Redemption Percentage of the Final Cash Redemption Price (the "Redemption Transaction").
-----------------------

          1E.   Exchange Transaction.  On the basis of the representations,
                --------------------
warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in Section 3 below, each of the Company and each Shareholder agrees to and shall consummate, and the Shareholders shall cause the Company to consummate, at the Closing, the following transaction (the "Exchange
                                                                       --------
Transaction"): the Company shall deliver to each Shareholder, and each
-----------
Shareholder shall receive from the Company, the number of shares of Series 1 Senior Preferred Stock, the number of shares of Series 3 Junior Preferred Stock and the number of shares of Class A Common Stock set forth opposite such Shareholder's name on the Shareholder Schedule attached hereto in exchange for
                          --------------------
the number of Exchange Shares set forth opposite such Shareholder's name on the Shareholder Schedule attached hereto.
--------------------

          1F.   Closing.  The closing of each of the Investment Transaction, the
                -------
Subordinated Note Offering, the Redemption Transaction and the Exchange Transaction (the "Closing") shall take place at the offices of Kirkland & Ellis,
                  -------
153 East 53rd Street, New York, New York, or at such other place as may be mutually agreeable to each of the Parties, at 10:00 a.m., local time, on February __, 1997, or, if any of the conditions to Closing set forth in Section 2 and Section 3 below have not been satisfied or waived by the Party entitled to the benefit thereof on or prior to such date, on the third business day following satisfaction or waiver of such conditions, but in no event later than February 28, 1997 (the "Closing Date"). At the Closing:
                        ------------

                (i) The Purchaser shall deliver to the Company the Stock Purchase Price as set forth on the Purchaser Schedule attached hereto, by wire
                                   ------------------
transfer of immediately available funds to an account designated in writing by the Company.

                (ii) The Company shall deliver to the Purchaser stock certificates evidencing the shares of the Series 2 Senior Preferred Stock, the Class A Common Stock and the Class B Common Stock to be issued to the Purchaser as set forth on the Purchaser Schedule attached hereto, registered in the
                    ------------------
Purchaser's name, upon payment of the Stock Purchase Price in the manner described in clause (i) above.

                (iii) The Company shall cause OpCo to deliver to the Noteholders the Senior Notes upon payment of the purchase price therefor by the Noteholders, and OpCo shall make a distribution to the Company of $38.0 million.

                (iv) The Company shall pay to each Shareholder by wire transfer of immediately available funds to an account designated in writing by such Shareholder, an amount equal to such Shareholder's Redemption Percentage of the Estimated Cash Redemption Price.

                (v) Each Shareholder shall deliver to the Company the stock certificates evidencing the Redemption Shares held by such Shareholder, upon payment of the Estimated Cash Redemption Price in the manner described in clause
(iv) above, duly endorsed in blank or accompanied by duly executed stock powers.

                (vi) The Company shall deliver to each Shareholder the stock certificates evidencing the shares of Series 1 Senior Preferred Stock, shares of Series 3 Junior Preferred Stock and Class A Common Stock to be issued to such Shareholder as set forth opposite such Shareholder's name on the Shareholder
                                                                 -----------
Schedule attached hereto, registered in such Shareholder's name, upon receipt by
--------
the Company of the Exchange Shares to be delivered by such Shareholder hereunder.

                (vii) Each Shareholder shall deliver to the Company the stock certificates evidencing the Exchange Shares held by such Shareholder, upon delivery of the Series 1 Senior Preferred Stock, Series 3 Junior Preferred Stock and Class A Common Stock to be delivered to such Shareholder in the manner described in clause (vi) above, duly endorsed in blank or accompanied by duly executed stock powers.

          1G.   Final Cash Redemption Price; Adjustments.
                ----------------------------------------

                (i)    The price for the Redemption Shares (the "Final Cash
                                                                 ----------
Redemption Price") shall be equal to $53,010,000 minus (1) the amount, if any,
----------------                                 -----
by which $15.3 million (the "Targeted Net Worth") exceeds the Net Worth of the
                             ------------------
Company as shown on the Closing Balance Sheet (as defined in Section 1G(iii) below and as prepared in accordance with the provisions thereof) (the "Closing
                                                                       -------
Net Worth") or plus (2) the amount, if any, by which the Closing Net Worth
---------      ----
exceeds the Targeted Net Worth.

                (ii) At the Closing, the Company shall pay to the Shareholders in the manner described in clause (iv) of Section 1F above an amount (the "Estimated Cash Redemption Price") equal to the Final Cash Redemption Price as
 -------------------------------
estimated in good faith by the Purchaser and the Shareholders on the basis of the balance sheet of the Company as at December 31, 1996, adjusted to reflect the effect of any dividends or distributions to the shareholders of the Company with respect to their stock after December 31, 1996 and prior to the Closing Date, (the "Estimated Closing Balance Sheet"), prepared by the Company (with the
            -------------------------------
participation of Ernst & Young LLP) in accordance with the provisions of Section 1G(iii) below and delivered by the Purchaser to the Shareholders and the Company not less than three days prior to the Closing.

                (iii) Within 60 days following Closing Date, the Shareholders shall deliver to the Purchaser the consolidated balance sheet of the Company and its Subsidiaries as of the opening of business on the Closing Date prepared by the Company in accordance with the procedures set forth herein and on Exhibit B
                                                                      ---------
attached hereto (the "Closing Balance Sheet") and, accompanied by a report
                      ---------------------
thereon by Ernst & Young LLP, setting forth the Closing Net Worth as of the opening of business on the Closing Date. The Closing Balance Sheet shall include all known adjustments required in a year-end closing of the books and shall include all adjustments required as a result of the December 31, 1996 audit of the Company and, except as otherwise provided in this Section 1G (or set forth on Exhibit B) or in the definition of "Net Worth," shall be prepared
             ---------
in accordance with GAAP consistently applied. The Company and the Purchaser shall cooperate as reasonably requested in connection with the preparation of the Closing Balance Sheet. During the 30-day period immediately following the Purchaser's receipt of the Closing Balance Sheet, the Purchaser shall be permitted to review the Company's books and records and the working papers (including, without limitation, all records and work papers relating to the 1996 year end physical inventory) of the Company or any of its representatives and advisors related to the preparation of the Closing Balance Sheet and the determination of the Closing Net Worth. The Closing Balance Sheet shall become final and binding upon the Parties 30 days following the Purchaser's receipt thereof, unless the Purchaser shall give written notice of its disagreement (a "Notice of Disagreement") to the Shareholders prior to such date. Any Notice of
-----------------------
Disagreement shall specify in reasonable detail the nature and dollar amount of any disagreement so asserted. Any determination expressly set forth on the Closing Balance Sheet or in the report setting forth the Closing Net Worth which is not objected to in the Notice of Disagreement shall be deemed final and binding upon the Parties upon delivery of the Notice of Disagreement. If a timely Notice of Disagreement is received by the Shareholders, then the Closing Balance Sheet (as revised in accordance with clause (x) or (y) below) and the related determination of the Closing Net Worth and the Final Cash Redemption Price shall become final and binding upon the Parties on the first to occur of
(x) the date the Parties resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement and (y) the date all matters in dispute are finally resolved in writing by the Accounting Firm (which final resolution shall be delivered not more than 45 days following submission of such disputed matters). During the 20 days following delivery of a Notice of Disagreement, the Parties shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. At the end of such 20-day period, the Parties shall submit to a mutually satisfactory independent nationally recognized "big-six" accounting firm (the "Accounting Firm") for review and
                                           ---------------
resolution of all matters which remain in dispute and which were properly included in the Notice of Disagreement, and the Accounting Firm shall make a final determination of the Closing Net Worth and the Final Cash Redemption Price in accordance with the guidelines and procedures set forth in this Agreement.
If the Parties are unable to mutually agree on the Accounting Firm, the Purchaser and the Shareholders shall select the Accounting Firm by lot (after excluding Ernst & Young LLP, Deloitte & Touche and, if so requested, one additional big-six accounting firm selected by each of the Purchaser and the Shareholders). The fees and expenses of the Accounting Firm shall be borne by the Company.

                (iv) If the Estimated Cash Redemption Price is greater than the Final Cash Redemption Price, the Shareholders shall, and if the Final Cash Redemption Price is greater than the Estimated Cash Redemption Price, the Company shall, within three business days after the Closing Balance Sheet becomes final and binding on the Parties, make payment by wire transfer to the Company or the Shareholders, as the case may be, in immediately available funds of the amount of such difference, together with interest thereon at a rate per annum equal to 8% (the "Applicable Rate"), calculated on the basis of the actual
                        ---------------
number of days elapsed over 360, from the Closing Date to the date of payment.

          Section 1.  Conditions of the Purchaser's Obligations at the Closing.
                      --------------------------------------------------------
The obligation of the Purchaser to take the actions set forth in Sections 1B, 1C and 1F above is subject to the satisfaction as of the Closing of the following conditions:

          2A.  Representations and Warranties; Covenants.  The representations
               -----------------------------------------
and warranties contained in Sections 5 and 6 hereof shall be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties, and the Company and the Shareholders shall have performed in all material respects all of the covenants required to be performed by the Company and the Shareholders hereunder prior to the Closing.

          2B.  Amendment of Articles of Incorporation.  The Articles of
               --------------------------------------
Incorporation shall have been amended and restated in the form of Exhibit A
                                                                  ---------
attached hereto, shall be in full force and effect under the laws of the State of Virginia as of the Closing as so amended and restated and shall not have been further amended or modified.

          2C.  Amendment of Bylaws.  The Company's Bylaws (the "Bylaws") shall
               -------------------                              ------
have been amended and restated in the form of Exhibit C attached hereto, shall
                                              ---------
be in full force and effect as of the Closing as so amended and restated and shall not have been further amended or modified.

          2D.  Shareholders Agreement.  The Company and the Shareholders shall
               ----------------------
have entered into a shareholders agreement in the form of Exhibit D attached
                                                          ---------
hereto (the "Shareholders Agreement"), and the Shareholders Agreement shall be
             ----------------------
in full force and effect as of the Closing and shall not have been amended or modified.

          2E.  Registration Rights Agreement.  The Company and the Shareholders
               -----------------------------
shall have entered into a registration rights agreement in the form of Exhibit E
                                                                       ---------
attached hereto (the "Registration Rights Agreement"), and the Registration
                      -----------------------------
Rights Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

          2F.  Employment Agreements.  The Company and each of Hodes and
               ---------------------
Greenberg shall have entered into employment agreements substantially in the form of Exhibit F attached hereto (the "Employment Agreements"), and the
        ---------                       ---------------------
Employment Agreements shall be in full force and effect as of the Closing and shall not have been amended or modified.

          2G.  Noncompetition.  The Company and each of Hodes and Greenberg
               --------------
shall have entered into the noncompetition arrangements set forth in the Employment Agreements.

          2H.  Stock Option Plan.  The Company shall have established a stock
               -----------------
option plan in the form of Exhibit G attached hereto (the "Stock Option Plan"),
                           ---------                       -----------------
and the Stock Option Plan shall be in full force and effect as of the Closing and shall not have been amended or modified.

          2I.  Opinion of the Company's and the Shareholders's Counsel.  The
               -------------------------------------------------------
Purchaser shall have received from Rudnick & Wolfe, counsel for the Company and the Shareholders, an opinion with respect to the matters set forth in Exhibit H
                                                                      ---------
attached hereto, which shall be addressed to the Purchaser (and, if requested by the Purchaser, the Bank), and dated as of the Closing Date.

          2J.  Sale of Series 2 Senior Preferred Stock and Common Stock to the
               ---------------------------------------------------------------
Purchaser. The Company shall have simultaneously sold to the Purchaser the
---------
Series 2 Senior Preferred Stock, the Class A Common Stock and the Class B Common Stock.

          2K.  Redemption of Redemption Shares and Exchange of Exchange Shares
               ---------------------------------------------------------------
from the Shareholders.  The Shareholders shall have simultaneously (i) delivered
---------------------
to the Company the Redemption Shares and (ii) delivered to the Company the Exchange Shares, in each case in the manner set forth in Section 1F above.

          2L.  Resignation of Directors.  The Company and the Purchaser shall
               ------------------------
have received the resignation of each of Greenberg and Michael Hodes as a director of the Company.

          2M.  Release of Liens.  The Company shall have obtained releases of
               ----------------
all material Liens (other than any Permitted Liens) relating to the assets and properties of the Company and its Subsidiaries.

          2N.  Financing.  OpCo and the Company, taking into account the funds
               ---------
to be paid by the Purchaser in accordance with Section 1F, shall have received cash proceeds sufficient to pay the Estimated Cash Redemption Price, pay all fees and expenses incurred in connection with the transactions contemplated hereby and provide OpCo with its working capital, all on terms and conditions satisfactory to the Purchaser.

          2O.  Indebtedness.  The Purchaser shall have received a written
               ------------
consent and waiver from the Trustee under the IRB Financing to the consummation of the transactions contemplated hereby, and there shall not otherwise exist, any event of default or event which, with the giving of notice or lapse of time or both, would be an event of default under the IRB Financing.

          2P.  Litigation.  No suit, action or other proceeding, or injunction,
               ----------
order, decree or judgment relating thereto, shall be threatened or shall be pending before any Tribunal in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby or that would reasonably be expected to have a Material Adverse Effect, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

          2Q.  Filings.  The Company or its Subsidiaries shall have made all
               -------
filings required to be made by the Company or its Subsidiaries and shall have obtained all permits and other authorizations required to be obtained by the Company and its Subsidiaries under all applicable Laws (including foreign, federal and state securities laws) to consummate the transactions contemplated by this Agreement in compliance with such laws.

          2R.  Third Party Consents and Approvals.  The Company or its
               ----------------------------------
Subsidiaries shall have received or obtained all third party and shareholder consents and approvals that are necessary for the consummation of the transactions contemplated hereby or that are required in order to prevent a breach of or default under, a termination or modification of, or acceleration of the terms of, any instrument, contract, lease, license or other agreement required to be listed or described on the attached Contracts Schedule
                                                   ------------------
(collectively, the "Third Party Approvals"), in each case on terms and
                    ---------------------
conditions reasonably satisfactory to the Purchaser.

          2S.  Governmental Consents and Approvals.  The Parties shall have
               -----------------------------------
received or obtained all consents and approvals of all Government Entities necessary for the consummation of the transactions contemplated hereby, in each case on terms and conditions satisfactory to the Purchaser (collectively, the "Governmental Approvals").
 ----------------------

          2T.  Material Adverse Change.  Since September 30, 1996, there shall
               -----------------------
have been no fact, event or circumstance which would reasonably be expected to have a Material Adverse Effect.

          2U.  Compliance with Applicable Laws.  The consummation of the
               -------------------------------
transactions contemplated hereby shall not be prohibited by any applicable Laws and shall not subject the Purchaser, the Company or any of its Subsidiaries to any penalty, liability or other onerous condition under or pursuant to any applicable Laws, the Investment Transaction and the Subordinated Note Offering shall be permitted by the Laws of the jurisdictions and Government Entities to which the Purchaser, the Company or any of its Subsidiaries are subject and the Redemption Transaction and the Exchange Transaction shall be permitted by the Laws of the jurisdictions and Government Entities to which the Company is subject. For purposes of this Section 2U, and all other provisions of this Agreement, the parties agree that, without further notice or action of any kind, the distribution, redemption and shareholder payment transactions contemplated hereby are deemed to be in full compliance with the laws of the State of Virginia and Delaware (with respect to OpCo).

          2V.  Expenses.  At the Closing, the Company shall have reimbursed the
               --------
Purchaser for its fees and expenses set forth on the Purchaser Expenses Schedule
                                                     ---------------------------
attached hereto as provided in Section 12A below.

          2W.  Proceedings.  All corporate and other proceedings taken or
               -----------
required to be taken by the Company or its Subsidiaries and the Shareholders at or prior to the Closing in connection with the transactions contemplated hereby shall have been taken and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and its special counsel.

          2X.  Closing Documents.  At the Closing, the Company shall have
               -----------------
delivered to the Purchaser all of the following documents:

             (i) a certificate of an officer of the Company, dated the Closing Date, stating that the conditions specified in Section 1 and Sections 2A through 2W (other than Sections 2H, 2I, 2L, 2N and 2W), inclusive, have been satisfied in all material respects;

             (ii) certified copies of (a) the resolutions duly adopted by the board of directors of the Company or any of its Subsidiaries, as applicable, authorizing the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby (including the Stock Option Plan), the adoption of the Articles of Incorporation referred to in Section 2B, the amendment and restatement of the Bylaws referred to in Section 2C, the Investment Transaction, the Subordinated Note Offering, the Redemption Transaction and the Exchange Transaction and
     (b) the resolutions duly adopted by the Shareholders adopting the Articles of Incorporation referred to in Section 2B and the Stock Option Plan;

             (iii) certified copies of the Articles of Incorporation and the Bylaws, each as in effect at the Closing and certified copies of the articles of incorporation and bylaws of any Subsidiary of the Company;

             (iv) copies of all Third Party Approvals and Governmental Approvals (including all blue sky law filings and waivers of all preemptive rights and rights of first refusal);

             (v) good standing certificates of the Company and each of its Subsidiaries from their respective jurisdictions of incorporation and each jurisdiction in which the Company or such Subsidiary is qualified to do business as a foreign corporation, in each case dated a recent date prior to the Closing Date;

             (vi) copies of (a) duly completed and executed SBA Forms 480, 652 and 1031 (Parts A and B), (b) a business plan showing the financial projections (including balance sheets and income and cash flow statements) for a five-year period of the Company and its Subsidiaries, (c) a written statement from the Company and its Subsidiaries regarding the intended use of proceeds from the Investment Transaction and Subordinated Note Offering and (d) a list of the officers, directors and shareholders of the Company and any of its Subsidiaries after giving effect to the transactions contemplated hereby; and

             (vii) proof of termination of the Subscription and Stockholders Agreement dated October 5, 1982 by and among Alan Hodes, Serena Hodes, Meyer Cohen and Michael Greenberg.

          2Y.  Waiver.  Any condition specified in this Section 2 may be
               ------
waived if consented to in writing by the Purchaser.

      Section 3.  Conditions of the Obligations of the Company and the
                  ----------------------------------------------------
Shareholders at the Closing. The obligation of the Company and each of the
---------------------------
Shareholders to take the actions set forth in Sections 1A through 1F above at or prior to the Closing is subject to the satisfaction as of the Closing of the following conditions:

          3A.  Representations and Warranties; Covenants.  The representations
               -----------------------------------------
and warranties contained in Section 7 hereof shall be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties, and the Purchaser shall have performed in all material respects all of the covenants required to be performed by the Purchaser prior to the Closing.

          3B.  Shareholders Agreement.  The Purchaser shall have entered into
               ----------------------
the Shareholders Agreement, and the Shareholders Agreement shall be in full force and effect as of the Closing.

          3C.  Registration Rights Agreement.  The Purchaser shall have entered
               -----------------------------
into the Registration Rights Agreement, and the Registration Rights Agreement shall be in full force and effect as of the Closing.

          3D.  Employment Agreements.  The Company and each of Hodes and
               ---------------------
Greenberg shall have entered into the Employment Agreements, and the Employment Agreements shall be in full force and effect as of the Closing and shall not have been amended or modified.

          3E.  Litigation.  No suit, action or other proceeding, or injunction,
               ----------
order, decree or judgment relating thereto, shall be threatened or shall be pending before any Tribunal in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

          3F.  Governmental Consents and Approvals.  The Parties shall have
               -----------------------------------
received or obtained all Governmental Approvals.

          3G.  Purchase of the Series 2 Senior Preferred Stock and the Common
               --------------------------------------------------------------
Stock by the Purchaser.  The Purchaser shall have simultaneously purchased the
----------------------
Series 2 Senior Preferred Stock and the Common Stock and the Company shall have received payment therefor in full, in the manner set forth in Section 1F above.

          3H.  Opinion of the Purchaser's Special Counsel.  The Shareholders
               ------------------------------------------
shall have received from Kirkland & Ellis, special counsel to the Purchaser, an opinion with respect to the matters set forth in Exhibit I attached hereto,
                                                 ---------
which shall be addressed to the Shareholders and dated as of the Closing Date.

          3I.  Proceedings.  All corporate and other proceedings required to be
               -----------
taken by the Purchaser at or prior to the Closing in connection with the transactions contemplated hereby shall have been taken and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and the Shareholders and their counsel.

          3J.  Closing Documents.  At the Closing, the Purchaser shall have
               -----------------
delivered to the Company and each of the Shareholders a certificate of an officer of the Purchaser, dated the Closing Date, stating that the conditions specified in Section 3A through 3K (other than Section 3I), inclusive shall have been fully satisfied.

          3K.  Senior Notes.  The Shareholders shall be satisfied that the
               ------------
indenture governing the Senior Notes shall be consistent with the material provisions set forth on Exhibit J attached hereto.
                        ---------

          3L.  Waiver.  Any condition specified in this Section 3 may be waived
               ------
if consented to in writing by the Company and the Shareholders.

     Section 4.  Pre-Closing Covenants and Agreements.  Each of the Parties
                 ------------------------------------
agrees as follows with respect to the period between the date of this Agreement and the Closing:

          4A.  General.  Each of the Parties shall use its commercially
               -------
reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the conditions set forth in Sections 2 and 3 above and execution and delivery of the agreements and instruments contemplated hereby to be executed and delivered at the Closing).

          4B.  Maintenance of Business.  Each of the Company and its
               -----------------------
Subsidiaries shall, and the Shareholders shall cause the Company to, (i) maintain its assets in good operating condition and repair, (ii) maintain insurance comparable to that in effect on the date of the Latest Balance Sheet,
(iii) maintain inventory and supplies at customary operating levels consistent with current practices, and replace in accordance with past custom and practice any inoperable, worn out or obsolete assets with modern assets of comparable quality, (iv) maintain its books, accounts and records in accordance with past custom and practice as used in the preparation of the Latest Balance Sheet and the financial statements described in Section 5E below and (v) maintain in full force and effect the existence of all Intellectual Property Rights.

          4C.  Third Party Notices and Consents.  The Parties shall use their
               --------------------------------
respective commercially reasonable best efforts to (i) give required notices to third parties, (ii) obtain any required third party consents and (iii) take any actions reasonably required by any third party, in each case in connection with the matters contemplated by this Agreement.

          4D.  Governmental Notices and Consents.  Each of the Parties shall
               ---------------------------------
give any notices to, make any filings with, and use its commercially reasonable best efforts to obtain, any authorizations, consents and approvals of all Government Entities necessary or desirable in connection with the matters contemplated by this Agreement.

          4E.  Operation of Business.  Each of the Company and its Subsidiaries
               ---------------------
shall, and the Shareholders shall, use their respective commercially reasonable best efforts to cause the Company to operate its business only in the usual and ordinary course of business consistent with past custom and practice and use their respective commercially reasonable best efforts to preserve the goodwill and organization of its business and the relationships with its customers, suppliers, employees and other Persons having business relations with the Company. Without limiting the generality of the foregoing, prior to the Closing, without the prior written consent of the Purchaser, each of the Company and its Subsidiaries shall not:

               (i) except as expressly contemplated by this Agreement, take or omit to take any action that would require disclosure under Section 5M below or that would otherwise result in a material breach of any of the representations, warranties or covenants made by the Company or the Shareholders in this Agreement;

               (ii) take any action or omit to take any action which act or omission would reasonably be expected to have a Material Adverse Effect;

               (iii) enter into any supply contracts for a period of more than one (1) year or otherwise purchase or commit to purchase paper in excess of the Company's forecasted needs for the 120-day period following the date hereof; or

               (iv) make any Restricted Payment or make any distribution to the Shareholders, except as otherwise provided below in this Section 4E.

          Notwithstanding the foregoing, nothing in this Section 4E shall prohibit the Company from (i) taking any other action or omitting to take any other action as required or as specifically contemplated by this Agreement or
(ii) making any distribution to the Shareholders for tax payments so long as the Company delivers to the Purchaser prior written notice of any such distribution; provided, that any such distribution shall have been made prior to the Closing Date.

          4F.  Full Access.  The Company shall, and the Shareholders shall cause
               -----------
the Company to, afford, and cause its officers, directors, employees, attorneys, accountants and other agents to afford, to the Purchaser and its accounting, legal and other representatives and potential lenders, as well as their respective officers, employees, affiliates and other agents, full and complete access at all reasonable times to the personnel of the Company and its Subsidiaries and to business, financial, legal, tax, compensation and other data and information concerning the Company, its Subsidiaries and its affairs and operations.

          4G.  Compliance with Agreements and Laws.  Each of the Company and its
               -----------------------------------
Subsidiaries shall, and the Shareholders shall cause the Company to, (i) comply with all material obligations pursuant to any contract or agreement, whether oral or written, express or implied and (ii) comply in all material respects with all applicable Laws. Without limiting the generality of the foregoing, each of the Company and its Subsidiaries shall, and the Shareholders shall cause the Company to, comply in all material respects with all Environmental and Safety Requirements and all permits, licenses or other authorizations issued thereunder; respond in accordance with applicable law to any Release or threatened Release of any hazardous material, substance or waste in a manner which complies in all material respects with all Environmental and Safety Requirements; and provide such documents or information, or conduct at its own cost such studies or assessments, relating to matters arising under Environmental and Safety Requirements as the Purchaser may reasonably request.

          4H.  Payment of Obligations.  Each of the Company and its Subsidiaries
               ----------------------
shall, and the Shareholders shall cause the Company to, pay and discharge when payable all Taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon other than with respect to any Taxes, assessments or charges which are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established) and all claims for labor, materials or supplies.

          4I.  Notice of Material Developments.  Each Party shall give prompt
               -------------------------------
written notice to the other Parties of (i) any variances in any of its representations or warranties contained in Sections 5, 6 or 7 below, as the case may be, (ii) any breach of any covenant hereunder by such Party and (iii) any other material development affecting the ability of such Party to consummate the transactions contemplated by this Agreement. After the Purchaser has received any such notice from the Company or the Shareholders, the Purchaser shall have twenty (20) business days to terminate this Agreement if the subject of such notice would reasonably be expected to result in a Material Adverse Effect either individually or in the aggregate. Unless the Purchaser exercises such right within twenty (20) days of its receipt of such notice, the written notice pursuant to this Section 4I will be deemed to have amended the Schedules, to have qualified the representations and warranties contained in Sections 5 or 6 with respect to such notice, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such development; provided, that the Company and the Shareholders agree to use their commercially reasonable best efforts to cure any such misrepresentation or breach prior to the Closing Date notwithstanding the acceptance of the Purchaser or the deemed amendment to the representations, warranties, Schedules or Exhibits as a result of this Section 4I. Additionally, if the Purchaser receives any such notice after February 14, 1996, the Purchaser may, at its option, elect to extend the termination date set forth in Section 1F and Section 11A(iii) by ten (10) days, and the Schedules will not be deemed amended, the representations and warranties will not be deemed qualified and such breach will not be deemed cured until the Purchaser accepts such notice in writing.

          4J.  Exclusivity.  None of the Company, the Shareholders or any of
               -----------
their respective Affiliates, representatives, officers, employees, directors or agents shall, directly or indirectly, (i) submit, solicit, initiate, encourage, entertain, negotiate, accept or discuss, directly or indirectly, any proposal or offer from any Person or enter into any agreement or accept any offer relating to any (a) reorganization, liquidation, dissolution or recapitalization of the Company, (b) merger or consolidation involving the Company, (c) purchase or sale of any assets or capital stock (other than a purchase or sale of inventory in the ordinary course of business consistent with past custom and practice) of the Company, or (d) similar transaction or business combination involving the Company or the assets of the Company (each of the foregoing actions described in clauses (a) through (d), a "Company Transaction"), (ii) furnish any information
                            -------------------
with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing or
(iii) enter into any agreement, arrangement or understanding requiring the Company or the Shareholders to abandon, terminate or fail to consummate any of the transactions contemplated hereby. The Company and the Shareholders agree to notify the Purchaser immediately if any Person makes any proposal, offer, inquiry or contact with respect to a Company Transaction. In the event that any of the Company or the Shareholders breaches the provisions of this Section 4J and the transactions contemplated hereby are not consummated for any reason (other than as a direct result of a breach of this Agreement by the Purchaser in the absence of any breach of this Agreement by the Company or the Shareholders), the Company and/or the Shareholders shall promptly reimburse the Purchaser and its Affiliates for all out-of-pocket fees and expenses incurred before or after the date of this Agreement by the Purchaser and its Affiliates related to the transactions contemplated hereby, including fees and expenses of legal counsel, accountants and other consultants and advisors retained by the Purchaser in connection with the transactions contemplated hereby.

          4K.  Tax Matters.  Except as expressly contemplated by this Agreement,
               -----------
without the prior written consent of the Purchaser, none of the Shareholders or the Company shall make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company, or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the present or future Tax liability or decreasing any present or future Tax asset of the Company or the Purchaser.

          4L.  Actions with Respect to Redemption Shares and Exchange Shares.
               -------------------------------------------------------------
Each of the Shareholders agrees that he shall not sell, redeem, convert, assign, exchange, transfer, pledge or otherwise dispose of any interest in his Redemption Shares and Exchange Shares (or any other shares of Common Stock), except as expressly contemplated by this Agreement.

          4M.  Real Estate Matters.  The Company shall use its commercially
               -------------------
reasonable best efforts to obtain an estoppel letter (an "Estoppel Letter") with
                                                          ---------------
respect to each parcel of Leased Real Property from the landlord, lessor, sublessor or licensor for such property in form and content reasonably satisfactory to the Purchaser.

          4N.  Formation of Subsidiary.  At least one day prior to the Closing,
               -----------------------
the Company shall, and the Shareholders shall cause the Company to (i) amend the certificate of incorporation of the Company to change the name of the Company from Pen-Tab Industries, Inc. to Pen-Tab Holdings, Inc. and (ii) incorporate a Delaware subsidiary called Pen-Tab Industries Inc. (also referred to herein as OpCo) of which the Company shall be the sole shareholder. The Company shall transfer all assets and liabilities of the Company into OpCo at least one day prior to the Closing, and the documentation of such transfer shall be reasonably acceptable to the Purchaser.

          Section 5.  Representations and Warranties of the Company and the
                      -----------------------------------------------------
Shareholders. As a material inducement to the Purchaser to enter into this
------------
Agreement and purchase the Series 2 Senior Preferred Stock and the Common Stock hereunder, each of the Company and the Shareholders hereby represents and warrants, separately and not jointly (and subject to the last sentence of Section 8B(i)) to the Purchaser as follows:

          5A.  Organization, Corporate Power and Licenses.  Each of the Company
               ------------------------------------------
and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of its state of incorporation and is qualified to do business in every jurisdiction in which the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect, which such jurisdictions are set forth on the Foreign Qualifications Schedule attached hereto. Each of the
             -------------------------------
Company and its Subsidiaries possesses all requisite corporate power and authority necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the charter documents and bylaws which have been furnished to the Purchaser reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          5B.  Capital Stock and Related Matters.
               ---------------------------------

          (i) As of immediately prior to the Closing, the authorized capital stock of the Company consists of 1,000 shares of Class A Common Stock of which 800 shares are issued and outstanding and 1,000 shares of Class B Common Stock of which 480 shares are issued and outstanding. All of such shares of capital stock are held beneficially and of record by the Shareholders (free and clear of all Encumbrances). As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 100,000 shares of Series 1 Senior Preferred Stock, all of which shall be issued and outstanding, (b) 125,875 shares of Series 2 Senior Preferred Stock, all of which shall be issued and outstanding, (c) 126,625 shares of Series 3 Junior Preferred Stock, all of which shall be issued and outstanding, (d) 6,000,000 shares of Class A Common Stock, of which 4,563,725.5 shares shall be issued and outstanding and (e) 2,000,000 shares of Class B Common Stock of which 186,274.5 shares shall be issued and outstanding. The Capitalization Schedule attached hereto, sets forth
                            -----------------------
the capitalization of each of the Company's Subsidiaries and the name of each Person holding any equity securities of the Company, any securities convertible or exchangeable for any equity securities of the Company and any options or other rights to purchase equity securities of the Company and the amount and type of such securities or options or rights held by such Persons as of the Closing Date and immediately thereafter. None of the Company or any of its Subsidiaries has outstanding (1) any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor any rights or options to subscribe for or to purchase its capital stock or (2) any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock or similar plans or rights, other than, as of the Closing Date and immediately thereafter, as set forth on the Capitalization Schedule attached
                                            -----------------------
hereto. None of the Company or any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, other than as expressly provided in this Agreement and the Articles of Incorporation. As of the Closing and immediately thereafter, all of the outstanding shares of the Company's (and each of its Subsidiaries') capital stock shall be validly issued, fully paid and nonassessable.

          (ii) Except in connection with the transactions contemplated hereby or in the Shareholders Agreement, there are no statutory or contractual preemptive rights or rights of first refusal with respect to the issuance of the Series 2 Senior Preferred Stock, the Series 1 Senior Preferred Stock, the Series 3 Junior Preferred Stock or the Common Stock hereunder. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock or the offer, sale or issuance of any of its debt securities. The offer, sale and issuance of the Series 1 Senior Preferred Stock, the Series 2 Senior Preferred Stock,
the Series 3 Junior Preferred Stock, and the Common Stock hereunder does not require registration under the Securities Act or any applicable state securities laws. Except for the Shareholders Agreement and the Registration Rights Agreement to be executed and delivered at the Closing and other agreements between the parties as set forth on the Capitalization Schedule, there are no
                                        -----------------------
agreements between the Company's shareholders or among any other Person with respect to the voting, transfer or registration of the Company's capital stock.

          5C.  Subsidiaries; Investments.  Except as set forth on the
               -------------------------
Subsidiaries Schedule, none of the Company or any of its Subsidiaries owns or
---------------------
holds the right to acquire any shares of stock or any other security or interest in any other Person. Except as set forth on the Subsidiaries Schedule attached
                                                ---------------------
hereto, the Company has never had any Subsidiaries.

          5D.  Authorization; No Breach.  The execution, delivery and
               ------------------------
performance of this Agreement and all other agreements and instruments contemplated hereby to which the Company or any Subsidiary of the Company is a party, the Investment Transaction, the Subordinated Note Offering, the Redemption Transaction, the Exchange Transaction, the amendment and restatement of the Articles of Incorporation and the amendment and restatement of the Bylaws have been duly authorized by the Company and such Subsidiaries of the Company, as applicable. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by (x) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (y) applicable equitable principles (whether considered in a proceeding at law or in equity), and all other agreements and instruments contemplated hereby to which the Company or any Subsidiary of the Company is a party, when executed and delivered by the Company in accordance with the terms hereof, shall each constitute a valid and binding obligation of the Company or such Subsidiary, enforceable in accordance with its terms, except as such enforceability may be limited by (x) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (y) applicable equitable principles (whether considered in a proceeding at law or in equity). Except as set forth on the attached Restrictions Schedule, the execution and
                                    ---------------------
delivery by the Company of this Agreement and all other agreements and instruments contemplated hereby to which the Company or any Subsidiary of the Company is a party, the Investment Transaction, the Subordinated Note Offering, the Redemption Transaction, the Exchange Transaction, the amendment and restatement of the Articles of Incorporation, the amendment and restatement of the Bylaws and the fulfillment of and compliance with the respective terms hereof and thereof by the Company or such Subsidiary do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any Lien upon the Company's or any of its Subsidiaries' capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or any Government Entity pursuant to, the Articles of Incorporation or Bylaws, or any Law to which the Company or any Subsidiary of the Company is subject, or any order, judgment or decree or any material agreement or instrument to which the Company is subject. None of the Company, any Subsidiary of the Company or either of the Shareholders is a party to or bound by any written or oral agreement or understanding with respect to a Company Transaction other than this Agreement, and all of them have terminated all discussions with third parties (other than the Purchaser) regarding Company Transactions.

          5E.   Financial Statements.  Attached hereto as the Financial
                --------------------                          ---------
Statements Schedule are the following financial statements:
-------------------

          (i) the audited combined balance sheets of the Company and its Affiliated Company (as defined therein) as of December 30, 1995 and December 31, 1994, and the related statements of combined income and cash flows (or the equivalent) for the respective twelve-month periods then ended;

          (ii) the unaudited balance sheet of the Company as of October 26, 1996 (the "Latest Balance Sheet"), and the related statements of income and
                --------------------
     cash flows (or the equivalent) for the ten-month period then ended; and

          (iii) the unaudited balance sheet of the Company as of December 31, 1996 and the related statements of income and cash flows (or the equivalent) for the twelve-month period then ended, which may be attached hereto subsequent to the date hereof.

Except as set forth on the Financial Statements Schedule, each of the foregoing
                           -----------------------------
financial statements (including in all cases the notes thereto, if any) fairly presents the financial condition, operating results and cash flows of the Company and its Affiliated Company, if applicable, and has been prepared in accordance with GAAP consistently applied throughout such financial statements and the periods covered thereby, subject in the case of the unaudited financial statements to the absence of footnote disclosure and year end adjustments which are not individually or in the aggregate material.

          5F.   Absence of Undisclosed Liabilities.  Except as set forth on the
                ----------------------------------
Disclosed Liabilities Schedule, to the Knowledge of the Company and the
------------------------------
Shareholders, neither the Company nor its Subsidiaries has any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise) of a type and amount which would be required to be reflected, reserved against or disclosed in financial statements of the Company in accordance with GAAP except
(a) such liabilities or obligations as are fully reflected, reserved against or disclosed in the Latest Balance Sheet (or any footnotes thereto) or (b) such liabilities or obligations as have been incurred in the ordinary course of business, consistent with past custom and practice, since September 30, 1996.

          5G.   Accounts Receivable.  All accounts receivable reflected on the
                -------------------
Latest Balance Sheet and all accounts receivable to be reflected on the Closing Balance Sheet (net of allowances for doubtful accounts as reflected thereon and as determined in accordance with GAAP consistently applied with respect to each such financial statement) are or shall be valid receivables arising in the ordinary course of business consistent with past custom and practice. Nothing herein shall be deemed to be, or interpreted as, a guarantee of collection by the Company or any of the Shareholders.

          5H.   Inventory.  The inventory shown on the Latest Balance Sheet and
                ---------
the inventory to be shown on the Closing Balance Sheet (net of the reserves applicable thereto as reflected thereon and as determined in accordance with GAAP consistently applied with respect to each such financial statement (other than the reserve applicable to the accounting of inventory on last-in-first-out basis)), consists or shall consist of a quantity and quality usable and saleable in the ordinary course of business consistent with past custom and practice.

          5I.   Product Warranty.  To the Knowledge of the Company and the
                ----------------
Shareholders, all products manufactured, sold, leased or delivered by the Company or any of its Subsidiaries have been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and none of the Company or any of its Subsidiaries has any liability (and, to the Knowledge of the Company and the Shareholders, there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any such liability) for replacement or repair thereof or other damages in connection therewith in excess of past custom and practice and experience. No products manufactured, sold, leased or delivered by the Company or any of its Subsidiaries and no services rendered by the Company or any of its Subsidiaries are subject to any Guarantee, warranty or other indemnity beyond the applicable standard terms and conditions of such sale, lease or service. The attached Product Warranty Schedule includes copies of such standard terms and conditions
-------------------------
of sale, lease and service for the Company and any of its Subsidiaries (containing applicable guaranty, warranty and indemnity provisions).

          5J.   No Material Adverse Effect.  To the Knowledge of the Company and
                --------------------------
the Shareholders, since September 30, 1996, there has occurred no fact, event or circumstance which has had or would reasonably be expected to have a Material Adverse Effect.

          5K.   Indebtedness.  On October 26, 1996, all obligations under the
                ------------
Indebtedness of the Company and its Subsidiaries did not exceed $22,000,000. To the Knowledge of the Company and the Shareholders, except as disclosed on the Indebtedness Schedule, no default or event of default has occurred which has not
---------------------
either been cured or waived, and no event has occurred which with the passage of time or the giving of notice or both would result in a default or event of default under any document or agreement pursuant to which the Company received the IRB Financing and all of such documents and agreements are in full force and effect.

          5L.   Absence of Certain Developments.  Except as expressly
                -------------------------------
contemplated by this Agreement or as set forth on the attached Developments
                                                               ------------
Schedule, to the Knowledge of the Company and the Shareholders, since September
--------
30, 1996, each of the Company and its Subsidiaries has conducted its business only in the ordinary course of business consistent with past custom and practice, and each of the Company and its Subsidiaries has not:

           (i) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities or rights convertible, exchangeable or exercisable into any capital stock or other equity securities;

           (ii) incurred any Indebtedness, other than any Indebtedness incurred in the ordinary course of business consistent with past custom and practice;

           (iii) discharged or satisfied any material Lien or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business consistent with past custom and practice;

           (iv) declared, set aside or made any payment or distribution of cash or other property to the Shareholders with respect to their capital stock or other equity securities or purchased, redeemed or otherwise acquired any shares of its capital stock or other equity securities (including any warrants, options or other rights to acquire its capital stock or other equity securities);

           (v) mortgaged or pledged any of its properties or assets or subjected them to any Lien, except Permitted Liens;

           (vi) sold, assigned, transferred, leased, licensed or abandoned any of its assets, tangible or intangible (including, without limitation, the Intellectual Property Rights), except in the ordinary course of business consistent with past custom and practice;

           (vii) made or granted any bonus or any wage or salary increase to any employee or group of employees (except as required by pre-existing contracts described on the attached Contracts Schedule), or made or granted
                                         ------------------
     any increase in any employee benefit plan or arrangement (except as required by the plan documents), or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

           (viii) entered into any long-term paper supply contracts or otherwise purchased or committed to purchase paper in excess of the Company's forecasted needs for the 90-day period following the date of such contract or such purchase or commitment;

           (ix) made capital expenditures or commitments therefor that aggregate in excess of $250,000;

           (x) delayed, postponed or cancelled the payment of any accounts payable or any other liability or obligation (other than as a result of a good faith dispute) or agreed or negotiated with any party to extend the payment date of any accounts payable or accelerated the collection of any accounts or notes receivable;

           (xi) except with respect to OpCo and other than the endorsement of checks in the ordinary course of business, made any loans or advances to, Guarantees for the benefit of, or any Investments in, any Persons or formed any Subsidiary;

           (xii) suffered any damage, destruction or casualty loss exceeding in the aggregate $500,000, whether or not covered by insurance, or experienced any material reductions in the coverage amount and scope of insurance coverage;

           (xiii) made any change in any method of accounting or accounting policies, other than those required by GAAP which have been disclosed in writing to the Purchaser, or made any write-down in the value of its inventory that is material or that is other than in the ordinary course of business consistent with past custom and practice;

           (xiv) directly or indirectly engaged in any transaction or entered into any arrangement with any officer, director, partner, shareholder or other Affiliate of the Company;

           (xv) except as contemplated hereby, amended its articles of incorporation, bylaws or other organizational documents; or

           (xvi) agreed, whether orally or in writing, to do any of the foregoing.

           5M.    Assets.
                  ------

           (i)    Except as set forth on the Liens Schedule attached hereto,
                                             --------------
     each of the Company and its Subsidiaries has good and valid title to, or a valid leasehold interest in, the properties and assets, tangible or intangible, used by it, located on its premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for (a) properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and (b) Permitted Liens.

           (ii) Each of the Company and its Subsidiaries owns, has a valid leasehold interest in, or has a valid license to use, all the assets, properties and rights, whether tangible or intangible, necessary for the conduct of its business as presently conducted and as presently proposed to be conducted.

           5N.    Tax Matters.
                  -----------

           (i)    Except as set forth on the attached Taxes Schedule:
                                                      --------------

                  (a) each of the Company and its Subsidiaries has filed all Tax Returns which it is required to file under applicable laws and regulations, and all such Tax Returns are complete and correct and have been prepared in compliance with all applicable laws and regulations;

                  (b) each of the Company and its Subsidiaries has paid all Taxes due and owing by it (whether or not such Taxes are shown or required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authority all Taxes which it is required to withhold from amounts paid or owing to any employee, shareholder, creditor or other third party;

                  (c) none of the Company or any of its Subsidiaries has waived any statute of limitations with respect to any Taxes or agreed to any extension of time for filing any Tax Return which has not been filed; and none of the Company or any of its Subsidiaries has consented to extend to a date later than the date hereof the period in which any Tax may be assessed or collected by any Taxing Authority;

                  (d) the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax liabilities of each of the Company and its Subsidiaries if its current tax year were treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income);

                  (e) since December 30, 1995, the Company and its Subsidiaries have not incurred any liability for Taxes other than in the ordinary course of business;

                  (f) the assessment of any additional Taxes for periods on or before the Latest Balance Sheet date for which Tax Returns have been filed by the Company and its Subsidiaries shall not exceed the recorded liability therefor on the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income);

                  (g) the federal income Tax Returns of the Company and its Subsidiaries have been audited and closed for all tax years through 1992;

                  (h) the Company has not received any written notice that any foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company or any of its Subsidiaries;

                  (i) since December 31, 1991 none of the Company or any of its Subsidiaries and none of their respective predecessors have received from any foreign, federal, state or local taxing authority (including jurisdictions where the Company or any of its Subsidiaries has filed Tax Returns) any (i) written notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any taxing authority against the Company;

                  (j) to the Knowledge of the Company and the Shareholders, there are no material unresolved questions or claims concerning the Company's Tax liability (or any Tax liability of any of its Subsidiaries);

                  (k) to the Knowledge of the Company and the Shareholders, no claim has ever been made by a taxing authority in a jurisdiction where the Company (or any Subsidiary of the Company) does not file Tax Returns that the Company (or any such Subsidiary) is or may be subject to Taxes assessed by such jurisdiction;

                  (l) none of the Company or any of its Subsidiaries has ever been a member of an Affiliated Group or filed or been included in a combined, consolidated or unitary income Tax Return;

                  (m) none of the Company or any of its Subsidiaries is a party to or bound by any Tax allocation or Tax sharing agreement;

                  (n) the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  (o) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company or any of its Subsidiaries; and

                  (p) none of the Company or any of its Subsidiaries shall be required to (i) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, include any adjustment in taxable income for any taxable period (or portion thereof) ending after the Closing Date, (ii) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, (iii) as a result of any sale reported on the installment method where such sale occurred on or prior to the Closing Date, include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, or (iv) as a result of any prepaid amount received on or prior to the Closing Date, include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date.

          (ii)    None of the Company or any of its Subsidiaries:

                  (a)    has made an election under Section 341(f) of the Code;
     or

                  (b) is liable for the Taxes of another Person (1) under Treas. Reg. (S) 1.1502-6 (or comparable provisions of state, local or foreign law), (2) as a transferee or successor, or (3) by contract or indemnity or otherwise.

          (iii)   On March 8, 1996, the Company made a valid election under
Section 1362 of the Code and any corresponding state or local tax provisions to be an S corporation (a "Subchapter S Election") for the taxable periods after
                         --------------------
such date, on December 27, 1987, PEN-TAB CALIFORNIA made a valid Subchapter S Election for the taxable periods after such date and on January 1, 1995, PEN-TAB NEW YORK made a valid Subchapter S Election for the taxable periods after such date. None of such elections have been terminated except as a result of the consummation of the transactions contemplated hereby.

          5O.     Contracts and Commitments.
                  -------------------------

          (i) Except as expressly contemplated by this Agreement or as set forth on the attached Contracts Schedule, none of the Company or any of its
                      ------------------
Subsidiaries is a party to or bound by any written or oral:

                  (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan, arrangement or practice, whether formal or informal;

                  (b) collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

                  (c) management agreement, contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis (i) providing annual cash or other compensation in excess of $50,000, (ii) providing for the payment of any cash or other compensation or benefits upon the consummation of the transactions contemplated hereby or (iii) otherwise restricting its ability to terminate the employment of any employee at anytime for any lawful reason or for no reason without penalty or liability;

                  (d)  contract or agreement involving any Governmental Entity;

                  (e) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company (or any of its Subsidiaries) or any letter of credit arrangements;

                  (f) Guarantee, other than endorsements made for collection in the ordinary course of business;

                  (g) lease or agreement under which the Company or any of its Subsidiaries is (i) lessee of or holds or operates any personal property, owned by any other party, except for any lease of personal property under which the aggregate annual rental payments do not exceed $100,000 or (ii) lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any of its Subsidiaries;

                  (h) contract or group of related contracts with the same party or group of affiliated parties for the purchase or sale of raw materials, commodities, supplies, products, equipment or other personal property or services under which the undelivered balance as of December 31, 1996 of such products and services has a selling price in excess of $100,000, exclusive of customer purchase orders received in the ordinary course of business or Company purchase orders delivered in the ordinary course of business;

                  (i) other contract or group of related contracts with the same party or group of affiliated parties continuing over a period of more than six months from the date or dates thereof, not terminable by the Company or any of its Subsidiaries upon 30 days' or less notice without penalty or involving more than $100,000 as to any one contract and $500,000 as to any group of related contracts but, in any event, exclusive of customer purchase orders received in the ordinary course of business or Company purchase orders delivered in the ordinary course of business;

                  (j) contract relating to the marketing, sale, advertising or promotion of its products;

                  (k) agreements relating to the ownership of, investments in or loans and advances to any Person, including investments in joint ventures and minority equity investments;

                  (l) license, royalty, indemnification or other agreement with respect to any intangible property (including any Intellectual Property Rights);

                  (m) broker, agent, sales representative, sales or distribution agreement;

                  (n) power of attorney or other similar agreement or grant of agency;

                  (o) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world, including, without limitation, any nondisclosure or confidentiality agreements; or

                  (p) other agreement which is material to its operations and business prospects or involves a consideration in excess of $100,000 annually, whether or not in the ordinary course of business.

          (ii) To the Knowledge of the Company and the Shareholders, all of the contracts, agreements and instruments set forth or required to be set forth on the attached Contracts Schedule (the "Material Contracts") are valid, binding
                ------------------       ------------------
and enforceable in accordance with their respective terms, except as such enforceability may be limited by (x) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (y) applicable equitable principles (whether considered in a proceeding at law or in equity). Subject to any applicable cancellation or termination rights of a party to a Material Contract, each of the Material Contracts shall be in full force and effect without penalty in accordance with their terms upon consummation of the transactions contemplated hereby. To the Knowledge of the Company and the Shareholders, each of the Company and its Subsidiaries has performed all obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any Material Contract; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any of its Subsidiaries under any Material Contract; and none of the Company or any of its Subsidiaries has any Knowledge of any breach or cancellation or anticipated breach or cancellation by the other parties to any Material Contract to which they are parties.

          (iii) The Purchaser has been supplied with a true and correct copy of each written Material Contract, together with all amendments, waivers or other changes thereto (all of which amendments, waivers or other changes thereto are described on the attached Contracts Schedule).
                              ------------------

          5P.     Small Business Matters.  The Company acknowledges that the
                  ----------------------
Purchaser has advised the Company that Purchaser is a federally licensed Small Business Investment Company. The information regarding the Company and its affiliates set forth in the Small Business Administration Form 480, Form 652 and Parts A and B of Form 1031 delivered at the Closing will be accurate and complete. The Company shall not use directly or indirectly the proceeds from the Investment Transaction or the Subordinated Note Offering directly or indirectly for any purpose for which a Small Business Investment Company is prohibited from providing funds by the SBIC Regulations (including 13 CFR, Section 107.720), provided that the Company, prior to any such use of proceeds, has received a written notice from the Purchaser setting forth a detailed description of the prohibition upon any such use.

          5Q.     Intellectual Property Rights.
                  ----------------------------

          (i)     The attached Intellectual Property Schedule contains a
                               ------------------------------
complete and accurate list of all (a) patented or registered Intellectual Property Rights owned or used by the Company and any of its Subsidiaries, (b) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company and any of its Subsidiaries,
(c) all computer software owned or used by the Company or any of its Subsidiaries other than commercially available software with a license fee of less than $1,000, and (d) material unregistered Intellectual Property Rights owned or used by the Company and any of its Subsidiaries. The attached Intellectual Property Schedule also contains a complete and accurate list of all
------------------------------
licenses and other rights granted by the Company and any of its Subsidiaries to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to the Company or any of its Subsidiaries with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. Each of the Company and/or its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid and effective written license, all Intellectual Property Rights necessary and desirable for the operation of the business of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted, free and clear of all Liens other than Permitted Liens. Except as set forth on the attached Intellectual Property Schedule, the loss or expiration of
                      ------------------------------
any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Company and its Subsidiaries has not had and would not reasonably be expected to have a Material Adverse Effect. No loss or expiration of any Intellectual Property Right is, to the Knowledge of the Company and the Shareholders, threatened or pending. Each of the Company and its Subsidiaries has taken all commercially reasonable action to maintain and protect the Intellectual Property Rights which it owns and uses. To the Knowledge of the Company and the Shareholders, the owners of any Intellectual Property Rights licensed to the Company and its Subsidiaries have taken all commercially reasonable action to maintain and protect the Intellectual Property Rights which are subject to such licenses.

          (ii)    Except as set forth on the attached Intellectual Property
                                                      ---------------------
Schedule, to the Knowledge of the Company and the Shareholders (a) there are no
--------
claims against the Company or any of its Subsidiaries that were either made within the past five (5) years or are presently pending asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and, to the Knowledge of the Company and the Shareholders, there is no basis for any such claim; (b) none of the Company or any of its Subsidiaries has received any notices of, and none has any Knowledge of any facts which indicate any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including any demand or request that the Company license any rights from a third party), (c) the operation of the business of the Company and its Subsidiaries as currently conducted and as proposed to be conducted has not infringed, misappropriated or conflicted with and will not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, and (d) the Intellectual Property Rights owned by or licensed to the Company and its Subsidiaries have not been infringed, misappropriated or conflicted by other Persons. The transactions contemplated by this Agreement shall have no material adverse effect on the right, title or interest of the Company and its Subsidiaries in and to their Intellectual Property Rights and all of such Intellectual Property Rights shall be owned or available for use by the Company and its Subsidiaries on substantially identical terms and conditions immediately after the Closing.

          5R.   Litigation, etc.  Except as set forth on the attached
                ---------------
Litigation Schedule, there are no (and, during the five years preceding the date
-------------------
hereof, there have not been any) actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims pending or, to the Knowledge of the Company and the Shareholders, threatened against the Company (or to the Knowledge of the Company and the Shareholders, pending or threatened against any of the officers, directors or employees of the Company with respect to their businesses or proposed business activities), or pending or threatened by the Company against any third party, at law or in equity, or before or by any Government Entity (including any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); none of the Company or any of its Subsidiaries is subject to any arbitration proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries; and, to the Knowledge of the Company and the Shareholders, there is no basis for any of the foregoing. Except with respect to uninsured matters identified on the attached Litigation Schedule, the Company
                                                -------------------
and its Subsidiaries are insured with respect to each of the matters set forth on the attached Litigation Schedule pursuant to the policies of insurance
                -------------------
described on the Insurance Schedule referred to in Section 5T below.  To the
                 ------------------
Knowledge of the Company and the Shareholders, none of the Company or its Subsidiaries is subject to any judgment, order or decree of any Government Entity, and none of the Company or its Subsidiaries has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability which would reasonably be expected to have a Material Adverse Effect.

          5S.   Brokerage.  Except as set forth on the  Brokerage Schedule
                ---------                               ------------------
attached hereto, there are and shall be no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which the Company or any Subsidiary of the Company is a party or to which the Company or any Subsidiary of the Company is subject.

          5T.   Insurance.  The attached Insurance Schedule contains a
                ---------                ------------------
description of each insurance policy maintained by the Company and its Subsidiaries with respect to its properties, assets and business, and each such policy shall be in full force and effect as of the Closing or a substituted policy shall have been obtained therefor. To the Knowledge of the Company and the Shareholders, none of the Company or any of its Subsidiaries is in default with respect to its obligations under any insurance policy maintained by it. Except as set forth on the attached Insurance Schedule, none of the Company or
                                    ------------------
any of its Subsidiaries has any self-insurance or co-insurance programs, and to the Knowledge of the Company and the Shareholders, the reserves set forth on the Latest Balance Sheet are (and the reserves to be set forth on the Closing Balance Sheet will be) adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

          5U.     Employees.  The Employees Schedule attached hereto contains a
                  ---------       ------------------
true and complete list as of September 30, 1996 of (i) the employees currently employed by the Company and its Subsidiaries having an annual base salary in calendar year 1995 of $100,000 or more, indicating the title of and a description of any agreements with such employees , (ii) the rate of all current compensation payable by the Company or its Subsidiaries to each such employee, including, without limitation, any bonus, contingent or deferred compensation, and (iii) the directors of each of the Company and the Subsidiaries. To the Knowledge of the Company and the Shareholders, no executive or key employee of the Company or any Subsidiary of the Company and no group of employees of the Company or any Subsidiary of the Company has any plans to terminate employment with the Company or any Subsidiary of the Company. To the Knowledge of the Company and the Shareholders, none of the Company or any of its Subsidiaries has
(a) any material labor relations problems (including any additional union organization activities, threatened or actual strikes or work stoppages or material grievances), (b) engaged in any unfair labor practices, (c) during the past five years, suffered any labor strike, lockout, work stoppage or other material labor dispute or, (d) any union organization campaign is in progress with respect to any of the employees, nor any question concerning representation exists respecting such employees. To the Knowledge of the Company and the Shareholders, neither the Company nor any Subsidiary has engaged in any plant closing or employee layoff activities within the last two (2) years that would violate the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local plant closing or mass layoff statute, rule or regulation.

           5V.    ERISA.
                  -----

           (i)    Except as set forth on the attached Employee Benefits
                                                      -----------------
Schedule, none of the Company or any of its Subsidiaries has any obligation to
--------
contribute to (or any other liability with respect to) any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).
                   -----

           (ii) None of the Company or any of its Subsidiaries has any current or potential withdrawal liability with respect to any "multiemployer plan" (as described in Section 3(37) of ERISA) as a result of any actions taken by the Company or any of its Subsidiaries prior to the date hereof.

           (iii)  Except as set forth on the attached Employee Benefits
                                                      -----------------
Schedule, none of the Company or any of its Subsidiaries maintains or has any
--------
obligation to contribute to (or any other liability with respect to) any plan or arrangement, whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees or any dependents of such employees (except for the coverage required to be provided under Section 4980B of the Code ("COBRA") or as
                                                                   -----
required under applicable state law).

           (iv) None of the Company or any of its Subsidiaries maintains, contributes to or has any actual liability under (or with respect to) any employee benefit plan which is a "defined benefit plan" (as defined in Section 3(35) of ERISA).

           (v) None of the Company or any of its Subsidiaries maintains, contributes to or has any actual liability under (or with respect to) any employee benefit plan which is a "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated, other than the Pen-Tab Industries, Inc. Employee Savings and Protection Plan (the "Profit Sharing Plan") and the Western States Income
                      -------------------
Security Fund (the "Union Defined Contribution Plan").
                    -------------------------------

           (vi)   Except as set forth on the attached Employee Benefits Schedule
                                                      --------------------------
under the heading "Other Plans" (the "Other Plans"), none of the Company or any
                                      -----------
of its Subsidiaries maintains, contributes to or has any actual liability under (or with respect to) any plan or arrangement providing benefits or remuneration to current or former employees or independent contractors, including any bonus or incentive plan, plan for deferred compensation, employee health or other welfare benefit plan, severance arrangement or other material policy, program or arrangement, whether or not terminated.

           (vii) With respect to the Profit Sharing Plan and the Other Plans set forth on the attached Employee Benefits Schedule (the "Plans"), all required
                          --------------------------       -----
payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued. None of the Plans has any material unfunded liabilities which are not reflected on the Latest Balance Sheet.

           (viii) Except as set forth in the attached Employee Benefits Schedule, to the Knowledge of the Company and the Shareholders, the Plans and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws. To the Knowledge of the Company and the Shareholders, each of the Company and its Subsidiaries has timely complied with all reporting and disclosure obligations as they apply to the Plans, and each of the Company and its Subsidiaries has complied with the requirements of COBRA. To the Knowledge of the Company and the Shareholders, none of the Company, any of its Subsidiaries or any trustee or administrator of any Plan has engaged in any transaction with respect to the Plans which would subject the Company, any of its Subsidiaries or any trustee or administrator of the Plans, or any party dealing with any such Plan, nor, to the Knowledge of the Company and the Shareholders, do the transactions contemplated by this Agreement constitute transactions which would subject any such party, to either a civil penalty assessed pursuant to Section 502(i) of ERISA, or excise tax or the tax or penalty on prohibited transactions imposed by Section 4975 of the Code, or any other penalty or excise tax. No actions, suits or claims with respect to the assets of the Plans (other than routine claims for benefits) are pending or to the Knowledge of the Company or the Shareholders, threatened which could result in or subject the Company or any of its Subsidiaries to any liability.

           (ix) A favorable determination letter from the Internal Revenue Service has been received by the Company with respect to the Profit Sharing Plan to the effect that it is qualified under Section 401(a) of the Code (including requirements imposed by the Tax Reform Act of 1986 and subsequent legislation other than: (a) legislation for which the Company timely adopted model amendments issued by the Internal Revenue Service and (b) legislation for which the deadline for making amendments to the Profit Sharing Plan has not yet expired.

           (x) The Company has provided the Purchaser with (a) the most recent favorable determination letter issued with respect to the Profit Sharing Plan, (b) true and complete copies of all documents pursuant to which the Plans are maintained and administered, including the most recent summary plan descriptions, and (c) the two most recent annual reports (Form 5500 and attachments) for the Plans.

           (xi)   For purposes of this Section 5W, the term "Company" includes
                                                             -------
all organizations under common control with the Company pursuant to Section 414 of the Code.

           5W.    Compliance with Laws; Permits. Except as set forth on the
                  -----------------------------
attached Compliance Schedule, to the Knowledge of the Company and the
         -------------------
Shareholders:

           (i) Each of the Company and its Subsidiaries has complied with all applicable Laws relating to the operation of its respective business. No notices have been received by and no claims have been filed against the Company or any Subsidiary of the Company alleging a violation of any such Laws.

          (ii) Except with respect to permits relating to Environmental and Safety Regulations which are addressed in Section 5X below, each of the Company and its Subsidiaries hold all permits, licenses, certificates, accreditations and other authorizations of all Government Entities required for the conduct of its business and the ownership of its properties, and the attached Permits
                                                                   -------
Schedule sets forth a list of all of such permits, licenses, certificates,
--------
accreditations and other authorizations. No notices have been received by the Company or any Subsidiary of the Company alleging the failure to hold any permit, license, certificate, accreditation or other authorization of any Government Entity. Each of the Company and its Subsidiaries is in compliance with all terms and conditions of all permits, licenses, accreditations and authorizations which it holds. Except as disclosed on the attached Permits
                                                                    -------
Schedule all of such permits, licenses, accreditations and authorizations will
--------
be available for use by the Company and its Subsidiaries immediately after the Closing.

           5X.    Environmental and Safety Matters.
                  --------------------------------

           (i)    Except as set forth on the attached Environmental Schedule,
                                                      ----------------------
to the Knowledge of the Company and the Shareholders:

                  (a) Each of the Company and its Subsidiaries has complied with and is currently in compliance with all Environmental and Safety Requirements. The Company has not received any oral or written notice, report or information regarding any violations of or any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Company (or any of its Subsidiaries) or any of its current or former properties or facilities.

                  (b) Without limiting the generality of the foregoing, each of the Company and its Subsidiaries has obtained and complied with, and is currently in compliance with, all permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of its properties or facilities or the operation of i ts business. A list of all such permits, licenses and other authorizations is set forth on the attached Permits Schedule.
                                                       ----------------

                  (c) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations on the Company or any Subsidiary of the Company for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

                  (d) None of the following exists at any property or facility owned, occupied or operated by the Company or any Subsidiary of the
     Company:

                       (1)    underground storage tanks;

                       (2) asbestos-containing materials in any form or condition;

                       (3) materials or equipment containing polychlorinated biphenyls; or

                       (4) landfills, surface impoundments or other disposal areas.

                  (c) None of the Company or any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including any hazardous substance) or owned, occupied or operated any facility or property (and no such property or facility is contaminated by any such substance) in a manner that has given or could give rise to any liabilities (including any liability for response costs, corrective action costs, personal injury, natural resource damages, property damage or attorneys fees or any investigative, corrective or remedial obligations) pursuant to CERCLA or any other Environmental and Safety Requirements.

                  (f) None of the Company or any of its Subsidiaries has, either expressly or by operation of law, assumed or undertaken any liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

                  (g) No Environmental Lien has attached to any property owned, leased or operated by the Company or any of its Subsidiaries.

           5Y.    Affiliate Transactions.  Except as set forth on the attached
                  ----------------------
Affiliate Transactions Schedule, to the Knowledge of the Company and the
-------------------------------
Shareholders, no officer, director, shareholder or Affiliate of the Company or any of its Subsidiaries or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any of its Subsidiaries or has any material interest in any material property used by the Company or any of its Subsidiaries.

          5Z.    Suppliers and Customers.  The Suppliers and Customers Schedule
                 -----------------------       --------------------------------
attached hereto accurately sets forth a list of the top ten customers and suppliers of the Company and its Subsidiaries by dollar volume of sales and purchases, respectively, for the fiscal year ended December 30, 1995. To the Knowledge of the Company and the Shareholders since September 30, 1996, none of the Company or any of its Subsidiaries has received any written notice from any supplier identified on the Suppliers and Customers Schedule to the effect that,
                           --------------------------------
and to the Knowledge of the Company and the Shareholders, none of the Company or any of its Subsidiaries has any reason to believe that, such supplier will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to the Company or any of its Subsidiaries (whether as a result of the consummation of the transactions contemplated hereby or otherwise). To the Knowledge of the Company and the Shareholders, since September 30, 1996, none of the Company or any of its Subsidiaries has received any written notice from any customer of the Company or any of its Subsidiaries listed on the Suppliers and Customers Schedule to the effect that such customer will stop, or materially decrease the rate of, buying products of the Company or any of its Subsidiaries (whether as a result of the consummation of the transactions contemplated hereby or otherwise).

          5AA.   Real Property.
                 -------------

          (i)    The Real Property Schedule sets forth a list of all owned U.S.
                 ----------------------
real property and owned foreign real property (collectively, the "Owned Real
                                                                  ----------
Property") used by the Company and its Subsidiaries  in the operation of the
--------
Company's (and its Subsidiaries') business. With respect to each such parcel of Owned Real Property, and except as set forth in the Real Property Schedule: (a) such parcel is free and clear of all Liens, except Permitted Liens; (b) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any person the right of use or occupance of any portion of such parcel; and (c) there are no outstanding rights of first refusal to purchase such parcel, or any portion thereof or interest therein.

          (ii)   The attached Real Property Schedule sets forth a list of all of
                              ----------------------
the leases, subleases, licenses, amendments and other modifications ("Leases")
                                                                      ------
and each leased, subleased and licensed parcel of real property in which the Company or any Subsidiary of the Company has a leasehold and subleasehold interest (the "Leased Real Property"). The Company has delivered to the
               --------------------
Purchaser complete and accurate copies of each of the Leases described in the attached Real Property Schedule. With respect to each Lease listed on the
         ----------------------
attached Real Property Schedule:  (a) the Lease is legal, valid, binding,
         ----------------------
enforceable and in full force and effect, except as such enforceability may be limited by (x) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (y) applicable equitable principles (whether considered in a proceeding at law or in equity);
(b) to the Knowledge of the Company and the Shareholders, the Lease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing, except as such enforceability may be limited by (x) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (y) applicable equitable principles (whether considered in a proceeding at law or in equity);
(c) to the Knowledge of the Company and the Shareholders, none of the Company or any Subsidiary of the Company or any other party to the Lease is in breach or default, and no event has occurred which with the passage of time or the giving of notice or both would result in a breach or default or permit termination, modification or acceleration under the

Lease; (d) to the Knowledge of the Company and the Shareholders, no party to the Lease has repudiated any provision thereof; (e) to the Knowledge of the Company and the Shareholders, there are no disputes, oral agreements, or forbearance programs in effect as to tfied in any respect, except to the extent that such modifications are disclosed by the documents delivered to the Purchaser; and (g) none of the Company or any Subsidiary of the Company has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Lease, other than assignment of the Lease by the Company to OpCo in connection with the transactions contemplated by this Agreement.

          (iii)  Except as disclosed on the attached Real Property Schedule,
                                                     ----------------------
there is no real property leased or owned by the Company or any Subsidiary of the Company used in the Company's (and its Subsidiaries') business. The Owned Real Property and Leased Real Property is referred to collectively herein as the "Real Property."
 -------------

          (iv) There are no proceedings in eminent domain or other similar proceedings pending or, to the Knowledge of the Company and the Shareholders, threatened or affecting any portion of the Real Property.

          (v) The current use of the Real Property does not violate any instrument of record or agreement affecting such Real Property. To the Knowledge of the Company and the Shareholders, there is no material violation of any covenant, condition, restriction, easement, agreement or order of any Government Entity having jurisdiction over any of the Real Property that affects such real property or the use or occupancy thereof. No damage or destruction has occurred with respect to any of the Real Property that, individually or in the aggregate, has had or resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

          (vi) To the Knowledge of the Company and the Shareholders, all certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the "Real Property Permits") of all Government
                                   ---------------------
Entities having jurisdiction over the Real Property, required or appropriate to have been issued to the Company (or any Subsidiary of the Company) to enable the Real Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are, as of the date hereof, in full force and effect. The Company has delivered complete and correct copies of the Real Property Permits to the Purchaser. To the Knowledge of the Company and the Shareholders, none of the Company or any of its Subsidiaries has received or been informed in writing by a third party of the receipt by it of any written notice from any Government Entity having jurisdiction over the Real Property threatening a suspension, revocation, modification or cancellation of any Real Property Permit and, to the Knowledge of the Company and the Shareholders, there is no basis for the issuance of any such notice or the taking of any such action.

          (vii) To the Knowledge of the Company and the Shareholders, the Real Property is in compliance with all applicable building, zoning, subdivision and other land use and similar Laws affecting the Real Property (collectively, the "Real Property Laws"), and, to the Knowledge of the Company and the
 ------------------
Shareholders, none of the Company or any of its Subsidiaries has received any written notice of violation or claimed violation of any Real Property Law. To the Knowledge of the Company and the Shareholders, there is no pending or anticipated change in any Real

Property Law that will have or result in an adverse effect upon the ownership, alteration, use, occupancy or operation of the Real Properties or any portion thereof. To the Knowledge of the Company and the Shareholders, no current use by the Company of any of the Real Property is dependent on a nonconforming use or other approval from a governmental authority, the absence of which would have a adverse effect on the use thereof.

          5BB.   FIRPTA.  Neither of the Shareholders is a foreign person, as
                 ------
defined in Section 1445(f)(3) of the Code.

          5CC.   Closing Date.  The representations and warranties of the
                 ------------
Company contained in this Section 5 and elsewhere in this Agreement and all information contained in any Exhibit, Schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, the Company to the Purchaser shall be true and correct in all material respects on the Closing Date (giving effect to any amendments deemed made in accordance with Section 4I) as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties. For purposes of the representations of the Company or the Shareholders contained in this Section 5, Section 6 below and elsewhere in this Agreement, any disclosure by the Company or the Shareholders made in any Schedule hereto shall be deemed a disclosure for purposes of all Schedules hereunder so long as such disclosure is made with reasonable specificity and the Shareholders can establish that the Purchaser reasonably should have known that an exception noted on one of the Schedules as corresponding to a particular Section or Sections of this Agreement also would correspond to another Section or Sections of this Agreement.

          Section 6.  Representations and Warranties of the Shareholders.  As a
                      --------------------------------------------------
material inducement to the Purchaser to enter into this Agreement and purchase the Series 2 Senior Preferred Stock and the Common Stock hereunder, each Shareholder hereby, separately as to himself and not jointly, represents and warrants to the Purchaser and the Company as follows:

          6A.    Power and Authority.   The Shareholder possesses all requisite
                 -------------------
power and authority necessary to carry out the transactions contemplated by this Agreement.

          6B.    Authorization; No Breach.  This Agreement and all other
                 ------------------------
agreements or instruments contemplated hereby to which the Shareholder is a party or by which the Shareholder is bound, when executed and delivered by such Shareholder in accordance with the terms hereof, shall each constitute a valid and binding obligation of such Shareholder, enforceable in accordance with its terms, except as such enforceability may be limited by (x) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (y) applicable equitable principles (whether considered in a proceeding at law or in equity). The execution, delivery and performance by the Shareholder of this Agreement and all other agreements contemplated hereby to which such Shareholder is a party, the Redemption Transaction, the Exchange Transaction and the fulfillment of and compliance with the respective terms hereof and thereof by such Shareholder, do not and shall not to the Knowledge of such Shareholder (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any lien, security interest, mortgage, charge or encumbrance upon such Shareholder's assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under,
(v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or Government Entity pursuant to, any Law to which such Shareholder is subject, or any material agreement, instrument, order, judgment or decree to which such Shareholder is subject.

          6C.    Title to Shares.  All of the Redemption Shares and Exchange
                 ---------------
Shares reflected as owned by the Shareholder on the Capitalization Schedule, are
                                                    -----------------------
owned of record and beneficially by such Shareholder, and, except as set forth on the Capitalization Schedule, such Shareholder has good and marketable title
       -----------------------
to the Redemption Shares and Exchange Shares owned by him, free and clear of all Liens, agreements, voting trusts, proxies and other arrangements or restrictions of any kind whatsoever (collectively, "Encumbrances"). The Shareholder shall
                                       ------------
sell to the Company good and marketable title to the Redemption Shares owned by him free and clear of all Encumbrances and the Exchange Shares owned by him, when exchanged, will be free and clear of all Encumbrances.

          6D.    Brokerage.  Except as set forth on the Brokerage Schedule
                 ---------                              ------------------
attached hereto, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which Shareholder is a party or to which Shareholder is subject. The Shareholder shall pay, indemnify, defend and hold the Company, its Subsidiaries and the Purchaser harmless against, any liability, loss or expense (including reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

          6E.    Litigation, etc.  There are no actions, suits, proceedings
                 ---------------
(including any arbitration proceedings), orders, investigations or claims pending or, to the Shareholder's Knowledge, threatened against or affecting the Shareholder in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby.

          6F.    Company Transactions.  The Shareholder is not a party to or
                 --------------------
bound by any agreement with respect to a Company Transaction other than this Agreement, and the Shareholder has terminated all discussions with third parties (other than the Purchaser) regarding Company Transactions.

          6G.    Investment Representations.
                 --------------------------

            (i) Shareholder hereby represents that he is acquiring the Series 1 Senior Preferred Stock, the Series 3 Junior Preferred Stock and the Class A Common Stock hereunder for his own account with the present intention of holding such Series 1 Senior Preferred Stock, the Series 3 Junior Preferred Stock and the Class A Common Stock for purposes of investment, and that he has no intention of selling any such Series 1 Senior Preferred Stock, the Series 3 Junior Preferred Stock or the Class A Common Stock in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided, that nothing contained herein shall prevent the Shareholder or any subsequent holder of any of the Series 1 Senior Preferred Stock, the Series 3 Junior Preferred Stock or the Class A Common Stock from transferring such securities in compliance with the terms and conditions of the Shareholders Agreement.

           (ii) The Shareholder has been given full access to all information regarding the Company that he has requested from the Company and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Series 1 Senior Preferred Stock, the Series 3 Junior Preferred Stock and the Class A Common Stock to be received by it hereunder. Such Shareholder is capable of evaluating and has evaluated the merits and risks of its investment in the Series 1 Senior Preferred Stock, the Series 3 Junior Preferred Stock and the Class A Common Stock hereunder and is able to bear the economic risk of its investment in his Series 1 Senior Preferred Stock, the Series 3 Junior Preferred Stock and the Class A Common Stock.

          (iii) The Shareholder either (a) is an "accredited investor" as defined in Rule 501(a) under the Securities Act or (b) has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of his prospective investment in the Series 1 Senior Preferred Stock, the Series 3 Junior Preferred Stock and the Class A Common Stock, is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

           (iv) The Shareholder understands that the Series 1 Senior Preferred Stock, the Series 3 Junior Preferred Stock and the Class A Common Stock have not been registered under the Securities Act on the basis that the sale provided for in this Agreement is exempt from the registration provisions thereof and that the Company's reliance on such exemption is predicated upon the representations of such Shareholder set forth herein.

          6H.    Closing Date.  The representations and warranties of the
                 ------------
Shareholders contained in this Section 6 and elsewhere in this Agreement and all information contained in any Exhibit, Schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, either of the Shareholders or the Company to the Purchaser shall be true and correct in all material respects on the Closing Date (giving effect to any amendments deemed made in accordance with Section 4I) as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties.

          Section 7.  Representations and Warranties of the Purchaser.  As a
                      -----------------------------------------------
material inducement to the Company and the each of Shareholders to enter into this Agreement and take the actions set forth in Sections 1A through 1F, the Purchaser hereby represents and warrants to the Company and each of the Shareholders as follows:

          7A.    Organization, Power and Authority.  The Purchaser is a
                 ---------------------------------
corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

          7B.    Authorization; No Breach.  The execution, delivery and
                 ------------------------
performance of this Agreement and all other agreements or instruments contemplated hereby to which the Purchaser is a party or by which the Purchaser is bound have been duly authorized by the Purchaser. This Agreement and all other agreements contemplated hereby to which the Purchaser is a party, when executed and delivered by the Purchaser in accordance with the terms hereof, shall each constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by (x) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (y) applicable equitable principles (whether considered in a proceeding at law or in equity). The execution, delivery and performance by the Purchaser of this Agreement and all other agreements contemplated hereby to which the Purchaser is a party, the Investment Transaction, and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchaser, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) give any third party the right to modify, terminate or accelerate any obligation under, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any Government Entity pursuant to, the organizational documents of the Purchaser, or any Law to which the Purchaser is subject, or any agreement, instrument, order, judgment or decree to which the Purchaser is subject, except for any filing or notice required pursuant to the SBIC Regulations.

          7C.    Brokerage.  There are no claims for brokerage commissions,
                 ---------
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which the Purchaser is a party or to which the Purchaser is subject. The Purchaser shall pay, indemnify, defend and hold the Company and the Shareholders harmless against, any liability, loss or expense (including reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

          7D.    Investment Representations.
                 --------------------------

            (i) The Purchaser hereby represents that it is acquiring the Series 2 Senior Preferred Stock and the Common Stock purchased hereunder for its own account with the present intention of holding such Series 2 Senior Preferred Stock and Common Stock for purposes of investment, and that it has no intention of selling any such Series 2 Senior Preferred Stock or Common Stock in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided, that nothing contained herein shall prevent the Purchaser or any subsequent holder of any of the Series 2 Senior Preferred Stock or the Common Stock from transferring such securities to its Affiliates or otherwise in compliance with the terms and conditions of the Shareholders Agreement.

           (ii) The Purchaser has been given full access to all information regarding the Company that it has requested from the Company and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Series 2 Senior Preferred Stock and the Common Stock to be purchased by it hereunder. The Purchaser is capable of evaluating and has evaluated the merits and risks of its purchase of the Series 2 Senior Preferred Stock and the Common Stock hereunder and is able to bear the economic risk of its investment in the Series 2 Senior Preferred Stock and the Common Stock.

          (iii) The Purchaser either (a) is an "accredited investor" as defined in Rule 501(a) under the Securities Act or (b) has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of its prospective investment in the Series 2 Senior Preferred Stock and the Common Stock, is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

           (iv) The Purchaser understands that the Series 2 Senior Preferred Stock and the Common Stock have not been registered under the Securities Act on the basis that the sale provided for in this Agreement is exempt from the registration provisions thereof and that the Company's reliance on such exemption is predicated upon the representations of the Purchaser set forth herein.

          7E.    Closing Date.  The representations and warranties of the
                 ------------
Purchaser contained in this Section 7 and elsewhere in this Agreement shall be true and correct in all material respects on Closing Date as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties.

          Section 8.   Indemnification and Other Agreements.
                       ------------------------------------

          8A.    Survival of Representations and Warranties.  The
                 ------------------------------------------
representations and warranties in this Agreement and the Schedules and Exhibits attached hereto or in any writing delivered by any Party to another Party in connection with this Agreement shall survive the Closing as follows:

            (i) the representations and warranties in Section 5N (Tax Matters) shall terminate when the applicable statutes of limitations with respect to the liabilities in question expire (after giving effect to any extensions or waivers thereof);

           (ii) the representations and warranties in Section 5B (Capital Stock and Related Matters), Section 6C (Title to Shares), the first, second and last sentences of Section 5D (Authorization; No Breach), the first sentence of
Section 6B (Authorization; No Breach) and the first sentence of Section 7B (Authorization; No Breach) shall not terminate; and

          (iii) other representations and warranties in this Agreement and the Schedules and Exhibits attached hereto or in any writing delivered by any Party to another Party in connection with this Agreement shall terminate on the second anniversary of the Closing Date;

provided, that any representation or warranty in respect of which indemnity may be sought under Section 8A, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 8A if written notice of the breach thereof giving rise to such right or potential right of indemnity shall have been given to the Party against whom such indemnity may be sought prior to such time. The representations and warranties in this Agreement shall survive for the periods set forth in this
Section 8A and shall in no event be affected by any investigation, inquiry or examination made for or on behalf of any Party, or the knowledge of any Party's officers, directors, shareholders, employees or agents or the acceptance by any Party of any certificate or opinion hereunder.

          8B.    General Indemnification.
                 -----------------------

            (i)  Indemnification for the Benefit of the Company and the
                 ------------------------------------------------------
Purchaser by the Shareholders. The Shareholders, shall severally (pro rata based
-----------------------------
upon the Redemption Percentage of each of the Shareholders), and not jointly, indemnify the Purchaser and its Affiliates, shareholders, partners, officers, directors, employees, agents, representatives, successors and permitted assigns and the Company (collectively, the "Shareholder Indemnified Parties") and save
                                    -------------------------------
and hold each of them harmless against and pay on behalf of or reimburse such Shareholder Indemnified Parties as and when incurred for any direct or indirect loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or expense, whether or not arising out of third party claims (including interest, penalties, reasonable attorneys', consultants' and experts' fees and expenses, Taxes resulting from the receipt of any indemnification payments hereunder, and all amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, "Losses"), which
                                                               ------
any such Shareholder Indemnified Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: 1 any facts or circumstances which constitute a breach of any representation or warranty of the Company or the Shareholders under this Agreement or any of the Schedules attached hereto; 1 any nonfulfillment or breach of any covenant, agreement or other provision by the Company or the Shareholders under this Agreement or any of the Schedules attached hereto required to be performed or complied with by the Company or the Shareholders at or prior to the Closing; 1 any nonfulfillment or breach of any covenant, agreement or other provision by the Shareholders under this Agreement or any of the Schedules attached hereto required to be performed or complied with by the Shareholders after the Closing; or 1 any claim by any Person (other than the Purchaser) with respect to, or arising as a result of, any Company Transaction proposed prior to the Closing Date. If and to the extent any provision of this Section 8B is unenforceable for any reason, each Shareholder hereby agrees to make the maximum contribution to the payment and satisfaction of any Loss for which indemnification is provided for in this Section 8B which is permissible under applicable Laws. Notwithstanding anything contained herein, in no event shall the Company be required to provide indemnification or contribution for any obligation of the Shareholders under this Section 8B(i); provided, however, that the Company shall be required to provide indemnification to the Shareholders with respect to all Losses suffered, sustained or incurred by the Shareholders, or either of them, in connection with the defense of any claim for indemnification asserted by any of the Shareholder Indemnified Parties (including, without limitation, any claim of fraud) with respect to which the Shareholder shall be held not to have liability.

           (ii)  Indemnification for the Benefit of the Company by the
                 -----------------------------------------------------
Purchaser. The Purchaser shall indemnify the Company and its Affiliates,
---------
shareholders (including the Shareholders but excluding the Purchaser), officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "Purchaser Indemnified Parties") and hold them harmless
                    -----------------------------
against any Losses which the Purchaser Indemnified Parties may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: 1 any facts or circumstances which constitute a breach of any representation or warranty of the Purchaser under this Agreement or any of the Schedules attached hereto, or in any of the certificates or other instruments or documents furnished by the Purchaser pursuant to this Agreement; any nonfulfillment or breach of any covenant, agreement or other provision by the Purchaser under this Agreement or any of the

Schedules attached hereto; or (c) any matters which occur after the Closing Date as a result of the direction on approval of the Board of Directors of the Company following the Closing Date.

          (iii)  Manner of Payment.  Any indemnification of the Shareholder
                 -----------------
Indemnified Parties or the Purchaser Indemnified Parties pursuant to this
Section 8B shall be effected by wire transfer of immediately available funds from one or more of the Shareholders or the Purchaser, as the case may be, to an account designated by any Shareholder Indemnified Party or Purchaser Indemnified Party, as the case may be, within 15 days after the determination thereof. Any such indemnification payments shall include interest at the Applicable Rate calculated on the basis of the actual number of days elapsed over 360, from the date any such Loss is suffered or sustained to the date of payment. The amount of any Loss for which indemnification is provided pursuant to this Section 8B shall be net of any amounts actually recovered by the indemnified party under any source of contribution, reimbursement or indemnification whatsoever ("Reimbursement Source") including, without limitation, insurance policies, or amounts of net tax benefits actually realized, with respect to such Loss. The Company and the Purchaser shall use commercially reasonable best efforts to collect any benefits under any insurance polices; provided, that if any Shareholder Indemnified Party shall not have received the proceeds of any such insurance policies within 180 days of the incurrence of the Losses, the Shareholder Indemnified Party may make a claim against the Shareholders for the entire amount of such Losses (subject to the limitations set forth in Section 8B(v); provided further, that, once any indemnification payment is made to any Shareholder Indemnified Party, the Shareholder Indemnified Party shall be required to either (x) direct that any proceeds to be paid under such insurance policies or other Reimbursement Source with respect to the Loss for which the indemnification payment was made be paid directly to such Shareholder(s) or (y) reimburse, as and when any such insurance or other Reimbursement Source proceeds are received, such Shareholder(s) in an amount equal to the insurance or other Reimbursement Source proceeds actually received by such Shareholder Indemnified Party with respect to the Loss for which the indemnification payment was made. Purchaser shall have a duty to mitigate its damages to the extent required by applicable law.

           (iv)  Defense of Third Party Claims.  Any Person making a claim for
                 -----------------------------
indemnification under this Section 8B (an "Indemnitee") shall notify the
                                           ----------
indemnifying party (an "Indemnitor") of the claim in writing promptly after
                        ----------
receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party), describing the claim, the amount thereof (if known and quantifiable) and the basis thereof; provided that the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent that the Indemnitor shall be actually prejudiced by such failure to so notify. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee's claim for indemnification at such Indemnitor's expense (subject to the proviso in the last sentence of Section 8B(i) above), and at its option (subject to the limitations set forth below) shall be entitled to assume the defense thereof by appointing a reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense; provided that prior to the Indemnitor assuming control of such defense it shall first demonstrate to the Indemnitee in writing such Indemnitor's financial ability to provide full indemnification to the Indemnitee with respect to such action, lawsuit, proceeding, investigation or other claim giving rise to such claim for indemnification hereunder; and provided further, that:

                 (a) the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided that the fees and expenses of such separate counsel shall be borne by the Indemnitee (other than any fees and expenses of such separate counsel that are incurred prior to the date the Indemnitor effectively assumes control of such defense which, notwithstanding the foregoing, and provided that prompt notice of the claim shall have been given to Indemnitor pursuant to Section 8B(iv) above shall be borne by the Indemnitor);

                 (b) the Indemnitor shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnitee if (1) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (2) the claim seeks an injunction or equitable relief against the Indemnitee; (3) a conflict of interest exists between the Indemnitor and the Indemnitee which renders Indemnitor incapable of defending against any such claim; or (4) the Indemnitor failed or is failing to vigorously prosecute or defend such claim; and

                 (c) if the Indemnitor shall control the defense of any such claim, the Indemnitor shall obtain the prior written consent of the Indemnitee before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim, without prejudice.

          (v)    Limitations on Indemnification.  Notwithstanding the foregoing,
                 ------------------------------
subject to the proviso at the end of this sentence, neither the Shareholders nor the Purchaser shall be required to indemnify the Shareholder Indemnified Parties or the Purchaser Indemnified Parties in respect of any Losses suffered by the Shareholder Indemnified Parties or the Purchaser Indemnified Parties as a result of any facts or circumstances which constitute a breach of any representation or warranty listed in Section 8 unless the aggregate of all such Losses suffered by the Shareholder Indemnified Parties or the Purchaser Indemnified Parties, as the case may be, exceed $500,000 and then only to the extent of such excess over $500,000; provided, however, that any Losses suffered as a result of a breach of representation or warranty set forth in any of Sections 5B, 5C, 5S, 5Y, 6C, 6D, 6F, the first, second and last sentences of Section 5D, the first sentence of
Section 5K, the first sentences of Sections 6B and 7B, and any pre-closing tax liability of the Company, shall not be subject to the $500,000 deductible provided for above in this Section 8B(v). Notwithstanding any provision herein to the contrary, the maximum liability of the Shareholders and the Company (subject to the allocation based upon the Redemption Percentage provided for in Section 8B(i) above) with respect to all Losses suffered by the Shareholder Indemnified Parties as a result of any facts or circumstances which constitute a breach of any representation or warranty listed in Section 8 shall, as to all such breaches of representation and warranty, be an aggregate amount which shall not exceed Five Million Dollars ($5,000,000.00); provided, however, that any Losses incurred as a result of any pre-closing income tax liability of the Company shall not be subject to the Five Million Dollar ($5,000,000.00) limitation set forth in this Section 8B(v).

          (vi)   Other Indemnification Provisions; Certain Waivers; etc.  The
                 ------------------------------------------------------
provisions of this Section 8 shall be the exclusive remedy and procedure for all claims of breach or indemnification pursuant to this Agreement or the Schedules hereto; provided, however, that the parties hereby agree that Losses suffered or incurred by Purchaser or the Company in connection with any claim for common law fraud which is decided adversely against the Shareholders by any court of competent jurisdiction from which all rights of appeal have expired shall not be subject to the limitations set forth in Section 8B(v) above. Each Shareholder hereby agrees that, except as provided for above, he shall not make any claim for indemnification hereunder against the Company by reason of the fact that he is or was a shareholder, director, officer, employee or agent of the Company or is or was serving at the request of the Company as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by any of the Shareholder Indemnified Parties against such Shareholder pursuant to this Agreement and such Shareholder hereby acknowledges and agrees that he shall have no claims or right to contribution or indemnity from the Company with respect to any amounts paid by the Shareholders pursuant to this Section 8B. THE PURCHASER, THE COMPANY AND EACH OF THE SHAREHOLDERS ACKNOWLEDGE THAT THE REDEMPTION TRANSACTION IS NOT IN VIOLATION OF THE LAWS OF VIRGINIA AND THE PURCHASER HEREBY AGREES NOT TO BRING ANY CLAIM OR CAUSE OF ACTION ALLEGING ANY VIOLATION THEREOF NOR SHALL ANY CLAIM OR CAUSE OF ACTION BE BROUGHT BY THE PURCHASER OR THE COMPANY IF A VIOLATION THEREOF IS ALLEGED OR ASSERTED BY ANY OTHER PARTY, AND THE SHAREHOLDERS SHALL BE FULLY INDEMNIFIED WITH RESPECT TO ANY SUCH CLAIM. Each Shareholder and the Purchaser hereby waives any and all preemptive rights which such Shareholder or the Purchaser may have pursuant to Section 13.1-651 of the Virginia Stock Corporation Act.

          8C.    Certain Tax Matters.
                 -------------------

          (i) The Company shall prepare, or cause to be prepared, and file, or cause to be filed, any Tax Returns of the Company for Tax periods which end on or before the Closing Date and which have not been filed as of the Closing Date. The Company shall prepare, or cause to be prepared, and file, or cause to be filed, any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. The Company shall permit the Shareholders to review and comment on each such Tax Return described in the preceding sentence prior to filing. In the event the Parties shall disagree as to any such Tax Return, the Parties shall negotiate in good faith to resolve any such disagreement. For purposes of this Section 8C, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall
(a) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction, the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (b) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date.

          (ii) With respect to any Tax periods ending after the Closing Date, the Company may make or change any election, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company, surrender any right to claim a refund of Taxes, or take any other similar action, or omit to take any action relating to the filing of any Tax

Return or the payment of any Tax; provided that the Company shall not take such action without the prior written consent of the Shareholders if such action would have the effect of increasing the present or future Tax liability or decreasing any present or future Tax asset of the Shareholders with respect to any Tax periods ending on or prior to the Closing Date.

          8D.    Press Release and Announcements.  Unless required by law (in
                 -------------------------------
which case each Party agrees to use reasonable efforts to consult with the other Parties prior to any such disclosure as to the form and content of such disclosure), no press releases or other releases of information related to this Agreement or the transactions contemplated hereby will be issued or released without the consent of the Purchaser and the Shareholders.

          8E.    Confidentiality.  The Purchaser acknowledges that all
                 ---------------
Confidential Information (as defined in the Confidentiality Agreement) provided to it by the Company is subject to the terms of a confidentiality agreement among the Company and the Purchaser (the "Confidentiality Agreement"), the terms
                                          -------------------------
of which are incorporated herein by reference. Effective upon the consummation of the transactions contemplated hereby, the Confidentiality Agreement shall terminate.

          Section 9.   Financial Statements and Other Information.
                       ------------------------------------------

          9A.    Deliveries.  Following the Closing, the Company shall deliver
                 ----------
to each Qualified Securityholder:

                   (i) within 30 days after the end of each month, a copy of the unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such month and the related consolidated statements of income and statements of cash flows and changes in stockholders equity for such month and for the portion of the fiscal year ending as of the end of such month, all in reasonable detail and prepared in accordance with GAAP, consistently applied (subject to normal year-end adjustments and the exclusion of such footnotes as may be required in accordance with GAAP, consistently applied), accompanied by comparisons to the Company's annual budget and to the corresponding periods in the preceding fiscal year, including a management discussion and analysis of such financial statements and comparisons;

                  (ii) within 90 days after the close of each fiscal year, a copy of the audited consolidated financial statements of the Company and its Subsidiaries, consisting of consolidated balance sheets as of the end of such fiscal year and consolidated statements of income and statements of cash flows and changes in stockholders' equity for such fiscal year, setting forth in comparative form in each case the consolidated figures for the previous fiscal year-end, which financial statements shall be prepared in accordance with GAAP (except that inventory shall be reflected on a FIFO basis), consistently applied, certified (only with respect to the consolidated financial statements) without qualification by Ernst & Young LLP or any other "big-six" accounting firm selected by the Company, accompanied by (a) a management discussion and analysis of such financial statements and comparisons, and (b) such firm's annual management letter to the Company's board of directors;

                 (iii) not less than 30 days prior to the beginning of each fiscal year, projected consolidated statements of cash flows and changes in stockholders equity of the Company and its Subsidiaries including summary details of cash disbursements (including capital expenditures) and a summary of Indebtedness, in each case for such ensuing fiscal year, on a monthly basis;

                  (iv) promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Tribunal or other Government Entity affecting the Company or any of its Subsidiaries which, if determined adversely to any Person, could have a Material Adverse Effect;

                   (v) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Company sends to its stockholders, and copies of all regular, periodic or special reports, and all registration statements, which the Company files with the SEC or any national securities exchange or securities market;

                  (vi) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Indebtedness pursuant to the terms of any indenture, loan or credit or similar agreement, and not otherwise required to be furnished to the Qualified Securityholders pursuant to any other paragraph of this Section 9A; and

                 (vii) such other information respecting the Company's, or its Subsidiaries' business, financial condition or prospects as any Qualified Securityholder may, from time to time, reasonably request in writing.

          9B.    SBIC Regulatory Provisions.
                 --------------------------

                   (i) The Company shall notify each holder of Series 2 Senior Preferred Stock or Common Stock which is a Small Business Investment Company (an "SBIC Holder") as soon as practicable (and, in any event, not later than 15
 -----------
days) prior to taking any action after which the number of record holders of the Company's voting stock would be increased from fewer than 50 to 50 or more, and the Company shall notify each SBIC Holder of any other action or occurrence after which the number of record holders of the Company's voting stock was increased (or would increase) from fewer than 50 to 50 or more, as soon as practicable after the Company becomes aware that such other action or occurrence has occurred or is proposed to occur.

                  (ii) At the same time the Company delivers its annual audited financial statements hereunder or at such other times as any SBIC Holder requests, the Company shall deliver to each SBIC Holder a written statement certified by the Company's president or chief financial officer describing in reasonable detail the use of the proceeds of the Financing hereunder by the Company and its Subsidiaries. In addition to any other rights granted hereunder, the Company shall grant each SBIC Holder and the United States Small Business Administration (the "SBA") access to the Company's records for the
                              ---
purpose of verifying the certifications made by the Company in SBA Form 480 and 652 delivered at the Closing and for the purpose of determining whether the principal business activity of the Company and its Subsidiaries continues to constitute an eligible business activity (within the meaning of the SBIC Regulations).

                 (iii) Upon the occurrence of a Regulatory Violation or in the event that any SBIC Holder determines in its reasonable good faith judgment that a Regulatory Violation has occurred, and such SBIC Holder has furnished the Company and the Shareholders with a written notice describing in detail such Regulatory Violation then in addition to any other rights and remedies to which it may be entitled as a holder of Series 2 Senior Preferred Stock or Common Stock (whether under this Agreement, the Articles of Incorporation or otherwise), each SBIC Holder shall have the right, to the extent required under the SBIC Regulations, subject to all restrictions in any financing agreements to which the Company is subject or pursuant to which it is bound, and further subject to the full repayment of the Series 1 Senior Preferred Stock and, if applicable, the Series 3 Junior Preferred, to demand the immediate repurchase of all of the outstanding shares of Series 2 Senior Preferred Stock and Common Stock owned by such SBIC Holder at a price per share equal to the purchase price paid for such stock hereunder, plus, if applicable, all accrued or declared and unpaid dividends thereon, by delivering written notice of such demand to the Company. The Company shall pay the purchase price for such stock by a cashier's or certified check or by wire transfer of immediately available funds to each SBIC Holder demanding repurchase and repayment within 30 days after the Company's receipt of the demand notice, and upon such payment, each such SBIC Holder shall deliver the certificates evidencing the Senior Preferred Stock and Common Stock to be repurchased, duly endorsed for transfer or accompanied by duly executed forms of assignment.

                  (iv) Promptly after the end of each calendar year (but in any event prior to February 28 of each year), the Company shall deliver to the SBIC Holder a written assessment of the economic impact of the SBIC Holder's Financing on the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the SBIC Holders' Financing on the businesses of the Company in terms of expanded revenue and taxes and other economic benefits resulting from the investment (including, but not limited to, technology development or commercialization, minority business development, urban or rural business development and expansion of exports).

                   (v) In the event that any SBIC Holder determines that it has a Regulatory Problem, such SBIC Holder shall have the right to transfer the Series 2 Senior Preferred Stock or Common Stock held by it without regard to any restriction on transfer set forth in this Agreement or the Shareholders Agreement (provided that the transferee agrees to become a party to this Agreement and the Shareholders Agreement), and the Company shall take all such actions as are reasonably requested by such SBIC Holder in order to (a) effectuate and facilitate any transfer by such SBIC Holder of any securities of the Company then held by such SBIC Holder to any Person designated by such SBIC Holder, (b) permit such SBIC Holder (or any of its affiliates) to exchange all or any portion of any voting security then held by it on a share-for-share basis for shares of a nonvoting security of the Company, which nonvoting security shall be identical in all respects to the voting security exchanged for it, except that it shall be nonvoting and shall be convertible into a voting security on such terms as are requested by such SBIC Holder in light of regulatory considerations then prevailing (but in no event shall such conversion right give the SBIC Holder a greater percentage of the Common Stock of the Company, including greater voting rights or voting percentage of all outstanding Common Stock (after giving effect to the full conversion of all nonvoting common stock into voting common stock), as such SBIC Holder had immediately prior to such exchange, reduced by normal dilution resulting from post exchange share issuances), (c) continue and preserve the respective allocations of the voting interests with respect to the

Company arising out of the SBIC's ownership of voting securities and/or provided in the Shareholders Agreement before the transfers and amendments referred to above (including entering into such additional agreements as are requested by such SBIC Holder to permit any Person(s) designated by such SBIC Holder to exercise any voting power which is relinquished by such SBIC Holder) and (d) amend this Agreement, the Articles of Incorporation, the Bylaws and related agreements and instruments to effectuate and reflect the foregoing. The Parties, and each subsequent holder of any securities held by any of the Parties, agree to vote their securities in favor of such amendments and actions.

          Section 10.   Definitions.  For the purposes of this Agreement, the
                        -----------
following terms have the meanings set forth below:

          "Accounting Firm" has the meaning set forth in Section 1G(iii).
           ---------------

          "Affiliate" of any particular Person means any other Person
           ---------
controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to
       -------
direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

          "Affiliated Group" means any affiliated group as defined in Code
           ----------------
(S)1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law) for a period during which any of the Company, its Subsidiaries or its predecessors was a member.

          "Agreement" has the meaning set forth in the Preamble.
           ---------

          "Applicable Rate" has the meaning set forth in Section 1G(iv).
           ---------------

          "Articles of Incorporation" has the meaning set forth in Section
           -------------------------
1A(i).

          "Bank" has the meaning set forth in Section 4M(i).
           ----

          "Bylaws" has the meaning set forth in Section 2C.
           ------

          "CERCLA" means the Comprehensive Environmental Response, Compensation,
           ------
and Liability Act of 1980, as amended.

          "Class A Common Stock" has the meaning set forth in Section 1A(ii).
           --------------------

          "Class B Common Stock" has the meaning set forth in Section 1A(ii).
           --------------------

          "Closing" has the meaning set forth in Section 1F.
           -------

          "Closing Balance Sheet" has the meaning set forth in Section 1G(iii).
           ---------------------

          "Closing Date" has the meaning set forth in Section 1F.
           ------------

          "Closing Indebtedness" has the meaning set forth in Section 1G(iii).
           --------------------

          "Closing Net Worth" has the meaning set forth in Section 1G(i).
           -----------------

          "COBRA" has the meaning set forth in Section 5W(ii).
           -----

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Common Stock" means the Class A Common Stock and the Class B Common.
           ------------

          "Company" has the meaning set forth in the Preamble; provided that
           -------
with respect to any provision of this Agreement that relates to a period prior to the date hereof, the term "the Company" shall be deemed to include the
                                  -------
Company and all predecessors of the Company.

          "Company Transaction" has the meaning set forth in Section 4J.
           -------------------

          "Confidentiality Agreement" has the meaning set forth in Section 8E.
           -------------------------

          "Employment Agreements" has the meaning set forth in Section 2F.
           ---------------------

          "Encumbrances" has the meaning set forth in Section 6C.
           ------------

          "Environmental Lien" shall mean any Lien, whether recorded or
           ------------------
unrecorded, in favor of any governmental entity, relating to any liability of the Company arising under any Environmental and Safety Requirements.

          "Environmental and Safety Requirements" shall mean all federal, state,
           -------------------------------------
local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation).

          "ERISA" has the meaning set forth in Section 5W(i).
           -----

          "Estimated Closing Balance Sheet" has the meaning set forth in Section
           -------------------------------
1G(ii).

          "Estimated Cash Redemption Price" has the meaning set forth in Section
           -------------------------------
1G(ii).

          "Estoppel Letter" has the meaning set forth in Section 4M(iv).
           ---------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any similar federal Law then in force.

          "Exchange Shares" has the meaning set forth in Section 1A(v).
           ---------------

          "Exchange Transaction" has the meaning set forth in Section 1E.
           --------------------

          "Final Cash Redemption Price" has the meaning set forth in Section
           ---------------------------
1G(i).

          "Financing" shall have the meaning set forth in the SBIC Regulations.
           ---------

          "GAAP" means United States generally accepted accounting principles as
           ----
in effect from time to time.

          "Governmental Approvals" has the meaning set forth in Section 2T.
           ----------------------

          "Government Entity" means individually, and "Government Entities"
           -----------------                           -------------------
means collectively, the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any Tribunal, in each case having jurisdiction over the Company or any of its Subsidiaries.

          "Guarantee" means any guarantee of the payment or performance of any
           ---------
Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of such Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, to provide reimbursement, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take-or-pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is listed in the balance sheet of such Person, or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business.

          "Improvements" has the meaning set forth in Section 5BB(vi).
           ------------

          "Indebtedness" means at a particular time, without duplication, (i)
           ------------
any obligations under any indebtedness for borrowed money (including, without limitation, all principal, interest premiums, penalties, fees, expenses and brokerage costs), (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (iv) any indebtedness guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse), (v) any obligations under capitalized leases or with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vi) any indebtedness secured by a Lien on a Person's assets and
(vii) any overdrafts of any accounts in excess of $2.0 million in the aggregate.

          "Intellectual Property Rights" means all (i) patents, patent
           ----------------------------
applications, patent disclosures and inventions as well as any reissues, continuations, continuations-in-part, divisions, extensions or reexaminations thereof, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium)

          "Investment" as applied to any Person means (i) any direct or indirect
           ----------
purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

          "Investment Transaction" has the meaning set forth in Section 1B.
           ----------------------

          "IRB Financing" means the indebtedness of the Company with respect to
           -------------
the Industrial Revenue Bonds in the principal amount of $7,500,000.

          "Knowledge" shall mean the actual knowledge (excluding thereby any
           ---------
constructive, implied or imputed knowledge) of Alan Hodes or Michael Greenberg without independent investigation other than by due inquiry of William Leary and the Controller of the Company.

          "Latest Balance Sheet" has the meaning set forth in Section 5E(ii).
           --------------------

          "Laws" means all statutes, laws, codes, ordinances, regulations,
           ----
rules, orders, judgments, writs, injunctions, acts or decrees of any Tribunal or other Government Entity.

          "Leases" has the meaning set forth in Section 5CC(ii).
           ------

          "Leased Real Property" has the meaning set forth in Section 5CC(ii).
           --------------------

          "Lien" or "Liens" means any mortgage, pledge, security interest,
           ----      -----
encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute (other than to reflect ownership by a third party of property leased to the Company under a lease which is not in the nature of a conditional sale or title retention agreement), or any subordination arrangement in favor of another Person.

          "Loss" or "Losses" has the meaning set forth in Section 8B(i).
           ----      ------

          "Material Adverse Effect" means a material and adverse effect upon the
           -----------------------
business, operations, assets, liabilities, financial condition, operating results, business prospects, cash flow, net worth or employee, customer or supplier relations of the Company and its Subsidiaries taken as a whole.

          "Material Contracts" has the meaning set forth in Section 5O(ii).
           ------------------

          "Net Worth" means, for purposes of Section 1G above, the excess of the
           ---------
Company's consolidated assets as of the opening of business on the Closing Date over the Company's consolidated liabilities as of the opening of business on the Closing Date determined in accordance with GAAP, except as otherwise specified below. In determining consolidated assets and liabilities hereunder, (i) all accounting entries shall be taken into account regardless of their amount and all known errors and omissions shall be corrected, (ii) all known proper adjustments shall be made, (iii) appropriate reserves for all known and quantifiable liabilities and obligations for which reserves are appropriate in accordance with GAAP shall be included, (iv) inventory shall be accounted for on a first-in-first-out basis and (v) no fees, costs or expenses of the Company incurred in connection with the transactions contemplated hereby (including the fees and expenses of legal counsel incurred on behalf of the Company and any fees and expenses incurred by the Shareholders to the extent paid by the Company) shall be included as liabilities of the Company as of the opening of business on the Closing Date, in each case whether or not the Company has received any bill, invoice or other written statement with respect to such expenses and fees prior to the Closing, and also excluding all fees and expenses of any other Person incurred in connection with the transactions contemplated hereby for which the Company has the obligation to reimburse such Person hereunder or pursuant to the Subordinated Note Offering.

          "Noteholders" means the holders of the Senior Notes.
           -----------

          "Notice of Disagreement" has the meaning set forth in Section 1G(iii).
           ----------------------

          "OpCo" has the meaning set forth in the Preamble.
           ----

          "Original Class B Common" has the meaning set forth in Section 1A(iv)
           -----------------------

          "Other Plans" has the meaning set forth in Section 5W(v).
           -----------

          "Owned Real Property" has the meaning set forth in Section 5CC(i).
           -------------------

          "Party" has the meaning set forth in the Preamble.
           -----

          "Permitted Liens" means (i) Liens for Taxes or assessments and similar
           ---------------
charges, which either are (a) not delinquent or (b) being contested in good faith and by appropriate proceedings, and adequate reserves (as determined in accordance with GAAP, consistently applied) have been established on the Company's books with respect thereto, (ii) mechanics', materialmen's or contractors' Liens or encumbrances or any similar statutory Lien or restriction for amounts not yet due and payable, (iii) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Real Property which are not violated by the current use and operation of the Real Property, (iv) Liens existing pursuant to the IRB Financing and (v) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Real Property which do not materially impair the occupancy or use of the Real Property for the purposes for which it is currently used in connection with the Company's business.

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Plans" has the meaning set forth in Section 5W(vi).
           -----

          "Profit Sharing Plan" has the meaning set forth in Section 5W(iv).
           -------------------

          "Purchaser Indemnified Parties" has the meaning set forth in Section
           -----------------------------
8B(ii).

          "Purchaser" has the meaning set forth in the Preamble.
           ---------

          "Qualified Securityholder" means (i) the Purchaser (and its Permitted
           ------------------------
Transferees) so long as the Purchaser and its Permitted Transferees (as defined in the Shareholders Agreement) hold any Series 2 Senior Preferred Stock or, at least 5% of the Common Stock, determined on a fully-diluted basis.

          "Real Property" has the meaning set forth in Section 5CC(iii).
           -------------

          "Real Property Permits" has the meaning set forth in Section 5CC(vii).
           ---------------------

          "Real Property Laws" has the meaning set forth in Section 5CC(viii).
           ------------------

          "Redemption Percentage" means in the case of Hodes, 86%, and in the
           ---------------------
case of Greenberg, 14%.

          "Redemption Shares" has the meaning set forth in Section 1A(iv).
           -----------------

          "Redemption Transaction" has the meaning set forth in Section 1D.
           ----------------------

          "Registration Rights Agreement" has the meaning set forth in Section
           -----------------------------
2E.

          "Regulatory Problem" means any set of facts or circumstances wherein
           ------------------
it has been asserted by any Government Entity (or any SBIC Holder believes that there is a substantial risk of such assertion) that such SBIC Holder is not entitled to hold, or exercise any significant right with respect to, the securities of the Company held by such SBIC Holder.

          "Regulatory Violation" means, with respect to any SBIC Holder
           --------------------
providing Financing under this Agreement, a change in the principal business activity of the Company and its

Subsidiaries to an ineligible business activity (within the meaning of the SBIC Regulations) if such change occurs within one year after the date of the initial Financing hereunder.

          "Release" shall have the meaning set forth in CERCLA.
           -------

          "Restricted Payment" means (i) any dividend or other distribution,
           ------------------
direct or indirect, in respect of any capital stock of the Company, or stock of any Subsidiary which is not a Wholly-Owned Subsidiary of the Company, other than a dividend payable solely in the form of additional shares of stock of that type, (ii) loans, advances or other payments in respect of or in any way related to any such capital stock of the Company, including, any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of all or any portion of any such capital stock of the Company, and
(iii) any prepayment of principal, optional redemption, purchase, retirement prior to stated maturity, defeasance, or similar optional payment with respect to any Indebtedness of the Company or any of its Subsidiaries.

          "SBIC Regulations" means the Small Business Investment Act of 1958 and
           ----------------
the regulations issued thereunder as set forth in 13 CFR 107 and 121, as amended.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
similar federal law then in force.

          "Series 1 Senior Preferred Stock" has the meaning set forth in Section
           -------------------------------
1A(v).

          "Series 2 Senior Preferred Stock" has the meaning set forth in Section
           -------------------------------
1A(ii).

          "Series 3 Junior Preferred Stock" has the meaning set forth in Section
           -------------------------------
1A(v).

          "Shareholders" has the meaning set forth in the Preamble.
           ------------

          "Shareholders Agreement" has the meaning set forth in Section 2D.
           ----------------------

          "Shareholder Indemnified Parties" has the meaning set forth in Section
           -------------------------------
8B(i).

          "Small Business Investment Company" has the meaning given such term in
           ---------------------------------
the SBIC Regulations.

          "Stock Option Plan" has the meaning set forth in Section 2G.
           -----------------

          "Stock Purchase Price" has the meaning set forth in Section 1B.
           --------------------

          "Subordinated Note Offering" has the meaning set forth in Section 1C.
           --------------------------

          "Subchapter S Election" has the meaning set forth in Section 5N(iii).
           ---------------------

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity .

          "Targeted Net Worth" has the meaning set forth in Section 1G(i).
           ------------------

          "Tax" or "Taxes" means federal, state, county, local, foreign or other
           ---      -----
income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

          "Tax Return" means any return, information report or filing with
           ----------
respect to Taxes, including any schedules attached thereto and including any amendment thereof.

          "Third Party Approvals" has the meaning set forth in Section 2S.
           ---------------------

          "13 CFR" means Title 13, Code of Federal Regulations.
           ------

          "Treasury Regulations" means the United States Treasury Regulations
           --------------------
promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

          "Tribunal" means any government, arbitration panel, court or
           --------
governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village, municipality or other Government Entity, whether now or hereafter constituted and/or existing.

          "Wholly-Owned Subsidiary" means, with respect to any Person, any
           -----------------------
corporation, partnership, association or other business entity of which (i) if a corporation, 100% of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, 100% of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.

           Section 11.   Termination.
                         -----------

           11A.  Conditions of Termination.  This Agreement may be terminated at
                 -------------------------
any time prior to the Closing:

          (i)    by the mutual written consent of the Parties;

          (ii) by the Purchaser following notice from the Company or the Shareholders given pursuant to Section 4I; provided, that if the Purchaser does not exercise its right to terminate within twenty (20) days following such notice, any such representation, warranty shall be deemed amended as expressly set forth in the notice given pursuant to Section 4I, and the Purchaser shall have waived its right to terminate this Agreement with respect to such notice; or

          (iii) by the Purchaser or the Shareholders and the Company if the transactions contemplated hereby have not been consummated by February 28, 1997;

          11B.   Effect of Termination.  In the event of termination of this
                 ---------------------
Agreement as provided above, this Agreement shall forthwith become void and of no further force and effect, except that the covenants and agreements set forth in the last two sentences of Section 4J and in Sections 12A, 12E, 12F, 12H, 12I, 12J, 12M, 12O, and 12P shall survive such termination indefinitely, and except that nothing in this Section 11B shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement or to impair the right of any Party to compel specific performance by another Party of its obligations under this Agreement.

           Section 12.   Miscellaneous.
                         -------------

          12A.   Fees and Expenses.  Upon the consummation of the Closing
                 -----------------
hereunder, the Company shall pay all fees and expenses incurred by the Parties (or shall reimburse the Parties for such fees and expenses), including fees and expenses of legal counsel, accountants, investment bankers or other representatives and consultants (other than investment banking fees, if any, or other consulting fees charged by Purchaser or any of its affiliates with respect to this transaction or any portion thereof), in connection with this Agreement and the consummation of the transactions contemplated hereby; provided, that the Shareholders shall bear (and shall indemnify the Company and the Purchaser for) all investment banking and advisory fees and expenses charged by any investment banking or advisory firm retained by the Shareholders or the Company in connection with the transactions contemplated by this Agreement. In addition, the Company shall pay, and shall hold the Purchaser and each Shareholder harmless against liability for the payment of, (i) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement and the other agreements contemplated hereby and the Articles of Incorporation (including in connection with any proposed merger, sale or recapitalization of the Company), (ii) all stamp and other Taxes which may be payable in respect of the execution and delivery of this Agreement, the issuance, delivery or acquisition of the Preferred Stock or the Common Stock hereunder, (iii) the reasonable fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement, the Articles of Incorporation and the other agreements contemplated hereby and (iv) the reasonable fees and expenses incurred by each such Person in any filing with any Government Entity with respect to its investment in the Company or in any other filing with any Government Entity with respect to the Company which mentions such Person.

          12B.   Remedies.  Any Person having any rights under any provision of
                 --------
this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Laws. All such rights and remedies shall be cumulative and non-exclusive, and may be exercised singularly or concurrently. One or more successive actions may be brought against the Company, either in the same action or in separate actions, as often as the Purchaser or any of such holders deems advisable, until all of the obligations to such Person are paid and performed in full.

          12C.   Consent to Amendments; Waivers. This Agreement may be amended,
                 ------------------------------
or any provision of this Agreement may be waived; provided, that (i) prior to the Closing any such amendment or waiver shall be effective upon the approval, in a writing, executed by all of the Parties, and (ii) after the Closing, any such amendment or waiver shall be effective upon the vote of holders of 75% of the Common Stock voting as a single class; except, that no amendment or waiver of any of the provisions of Section 8 shall be effective against the Shareholders unless such amendment or waiver is approved in writing by the Shareholders. No course of dealing between or among the Parties shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any such Party or such holder under or by reason of this Agreement.

           12D.  Successors and Assigns.
                 ----------------------

                 (i) This Agreement and all covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any of the Parties hereto, shall bind and inure to the benefit of the respective successors and permitted assigns of the Parties hereto whether so expressed or not, except that neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by the Shareholders, or assigned or delegated by the Company prior to the Closing, without the prior written consent of the Purchaser and except as otherwise provided by Section 12D(ii) below, neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by the Purchaser without the prior written consent of the Shareholders.

                 (ii) The Purchaser and, following the Closing, the Company and its Subsidiaries may assign its rights pursuant to this Agreement, including its rights to indemnification, to any of its lenders as collateral security. The Purchaser and, following the Closing, the Company and its Subsidiaries may assign this Agreement and its rights and obligations hereunder in connection with a merger or consolidation involving the Company or any of its Subsidiaries or in connection with a sale of stock or assets of the Company or any of its Subsidiaries or other disposition of the Company or any of its Subsidiaries.

                 (iii) In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for a Party's benefit as a holder of the Company's equity securities are also for the benefit of, and enforceable by, any subsequent holder of the Company's equity securities.

          12E.   Severability.  Whenever possible, each provision of this
                 ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable law or rule in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          12F.   Counterparts.  This Agreement may be executed in counterparts
                 ------------
(including by means of telecopied signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

          12G.   Descriptive Headings; Interpretation. The headings and captions
                 ------------------------------------
used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word "including" herein shall mean "including without limitation."

          12H.   Entire Agreement.  This Agreement, the agreements and documents
                 ----------------
referred to herein and the Confidentiality Agreement contain the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way, including, without limitation the letter of intent dated October 29, 1996 by and among the Company, the Shareholders and the Purchaser.

          12I.   No Third-Party Beneficiaries.  This Agreement is for the sole
                 ----------------------------
benefit of the Parties and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such permitted successors and assigns, any legal or equitable rights hereunder.

          12J.   Cooperation on Tax Matters.  The Parties shall cooperate fully,
                 --------------------------
as and to the extent reasonably requested by each Party and at the requesting Party's expense, in connection with any audit, litigation or other proceeding with respect to any Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Parties agree (i) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by any Party, any extensions thereof) applicable to such taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give each Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if any Party so requests, the Purchaser, the Company or the Shareholders, as the case may be, shall allow such party to take possession of such books and records.

          12K.   Schedules and Exhibits.  All Schedules and Exhibits attached
                 ----------------------
hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

          12L.   Governing Law.  The corporate law of the State of Virginia
                 -------------
shall govern all issues and questions concerning the relative rights and obligations of the Company and the holder of its equity securities. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the Schedules and Exhibits hereto shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of this Agreement (and all Schedules and Exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

          12M.   Notices.  All notices, demands or other communications to be
                 -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient or when sent by facsimile followed by delivery by reputable overnight courier service, one day after being sent to the recipient by reputable overnight courier service (charges prepaid) or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Purchaser, the Shareholders and the Company at the addresses indicated below or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. All notices, demands and other communications hereunder may be given by any other means (including telecopy or electronic mail), but shall not be deemed to have been duly given unless and until it is actually received by the intended recipient.

     The Company (prior to the Closing):
     ----------------------------------

          Pen-Tab Industries, Inc.
          167 Kelley Drive
          Front Royal, Virginia 22630
          Attn:     Mr. Alan Hodes
          Facsimile No.: (540) 622-2008
     with a copy to:
     --------------
     (which shall not constitute notice to the Company)

          Rudnick & Wolfe
          Suite 1800
          203 North LaSalle Street
          Chicago, Illinois 60601
          Attn:  Stephen A. Landsman, Esq.
          Facsimile No.:  (312) 236-7516

     The Company (after the Closing):
     -------------------------------

          Pen-Tab Industries, Inc.
          167 Kelley Drive
          Front Royal, Virginia 22630
          Attn:     Mr. Alan Hodes
          Facsimile No.:  (540) 622-2008

     with copies to:
     --------------
     (which shall not constitute notice to the Company)

          Rudnick & Wolfe
          Suite 1800
          203 North LaSalle Street
          Chicago, Illinois 60601
          Attn:  Stephen A. Landsman, Esq.
          Facsimile No.:  (312) 236-7516

          Citicorp Venture Capital, Ltd.
          399 Park Avenue
          14th Floor
          New York, New York 10043
          Attention:  Mr. Thomas F. McWilliams
          Facsimile No.:  (212) 888-2940

          Kirkland & Ellis
          153 East 53rd Street
          New York, New York 10022
          Attn:  Kirk A. Radke, Esq.
          Facsimile No.:  (212) 446-4900

     The Shareholders:
     ----------------

          Mr. Alan Hodes
          c/o Pen-Tab Industries, Inc.
          167 Kelley Drive
          Front Royal, Virginia 22630
          Attn:     Mr. Alan Hodes
          Facsimile No.:  (540) 622-2008

          Mr. Michael Greenberg
          c/o Pen-Tab Industries, Inc.
          167 Kelley Drive
          Front Royal, Virginia 22630
          Attn:     Mr. Alan Hodes
          Facsimile No.:  (540) 622-2008

     with a copy to:
     --------------
     (which shall not constitute notice to the Shareholders)

          Rudnick & Wolfe
          Suite 1800
          203 North LaSalle Street
          Chicago, Illinois  60601
          Attn:  Stephen A. Landsman, Esq.
          Facsimile No.:  (312) 236-7516

     The Purchaser:
     -------------

          Citicorp Venture Capital, Ltd.
          399 Park Avenue
          14th Floor
          New York, New York 10043
          Attention:  Mr. Thomas F. McWilliams
          Facsimile No.:  (212) 888-2940

     with a copy to:
     --------------
     (which shall not constitute notice to the Purchaser)

          Kirkland & Ellis
          153 East 53rd Street
          New York, New York 10022
          Attn:  Kirk A. Radke, Esq.
          Facsimile No.:  (212) 446-4900

          12N.   Jurisdiction and Venue.  ALL JUDICIAL PROCEEDINGS BROUGHT BY OR
                 ----------------------
AGAINST THE COMPANY, THE PURCHASER OR THE SHAREHOLDERS WITH RESPECT TO THIS AGREEMENT, ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT

IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE COMPANY, THE PURCHASER AND EACH SHAREHOLDER ACCEPTS FOR ITSELF AND HIMSELF AND IN CONNECTION WITH ITS OR HIS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT FROM WHICH ALL RIGHTS TO APPEAL HAVE EXPIRED. THE COMPANY, THE PURCHASER AND EACH SHAREHOLDER HEREBY WAIVES ANY CLAIM THAT SUCH JURISDICTION IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. THE COMPANY, THE PURCHASER AND EACH SHAREHOLDER DESIGNATES AND APPOINTS _____________________________ [ADDRESS] (AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY SUCH PERSON WITH THE CONSENT OF THE PURCHASER) TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY, THE PURCHASER AND EACH SHAREHOLDER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE COMPANY, THE PURCHASER OR ANY SHAREHOLDER AT SUCH PERSON'S RESPECTIVE ADDRESSES PROVIDED HEREIN. TO THE EXTENT PERMITTED BY LAW, IF ANY AGENT APPOINTED BY THE COMPANY, THE PURCHASER OR ANY SHAREHOLDER REFUSES TO ACCEPT SERVICE, SUCH PERSON HEREBY AGREES THAT SERVICE UPON SUCH PERSON BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE.

          12O.   Waiver of Right to Jury Trial.  THE COMPANY, THE PURCHASER AND
                 -----------------------------
EACH SHAREHOLDER HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR THEREBY OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

          12P.   No Strict Construction.  The Parties have participated jointly
                 ----------------------
in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

                           *     *     *      *     *

          IN WITNESS WHEREOF, the parties hereto have executed this Recapitalization Agreement on the date first written above.

                                           PEN-TAB INDUSTRIES, INC.


                                           By:_________________________________
                                              Name:
                                              Title:


                                           CITICORP VENTURE CAPITAL, LTD.


                                           By:_________________________________
                                              Name:
                                              Title:


                                           ____________________________________
                                           ALAN HODES


                                           ____________________________________
                                           MICHAEL GREENBERG

                             EMPLOYMENT AGREEMENT
                             --------------------


     This EMPLOYMENT AGREEMENT is dated as of February ___, 1997, by and among Pen-Tab Holdings, Inc., a Virginia corporation (the "Company"), Pen-Tab
                                                     -------
Industries, Inc., a Delaware corporation ("Pen-Tab"), and Alan Hodes (the
                                           -------
"Executive").
 ---------

     WHEREAS, the Company, Pen-Tab and the Executive desire to enter into an agreement regarding the employment of the Executive as President and Chief Executive Officer of the Company and Pen-Tab; and

     WHEREAS, as an inducement to CVC to enter into the Recapitalization Agreement and consummate the transactions contemplated therein, the Executive has agreed to the provisions of this Agreement, including, without limitation, Sections 3, 4 and 6.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   DEFINITIONS.  As used herein, the following terms shall have the
          -----------
following meanings.

     "Affiliate" means, as to any Person, any other Person which directly or
      ---------
indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "Board" means the Company's board of directors.
      -----

     "Business Day" means any day other than a Saturday or Sunday or a day on
      ------------
which commercial banks are required or authorized to close in New York, New
York.

     "Cause" means (i) a breach of the Executive's covenants under this
      -----
Agreement and Sections 2, 4, 5, 6 and 9 of the Shareholders Agreement, the last sentence of Section 3 of the Shareholders Agreement and Sections 2, 3, 4, 5, 7 and 8 of the Registration Rights Agreement by and among the Company, the Executive and certain other parties of even date herewith, which breach shall not be cured within ten (10) Business Days after written notice thereof, or,
(ii) the commission by the Executive of a felony, a crime involving moral turpitude or other act causing material harm to the standing and reputation of the Company or any of its Subsidiaries, or (iii) the Executive's repeated failure to comply with the lawful and reasonable (with respect to Executive's position as President and Chief Executive Officer of the Company and Pen-Tab) written directives of the Board which failure shall not be cured within ten (10) Business Days after written notice thereof, or (iv) the failure of the Company and its Subsidiaries, on a consolidated basis, to earn sufficient net income by April 15, 1999 to pay the current dividends upon the Company's 10% Series 1 Senior Redeemable Preferred Stock pursuant to the provisions of the Indenture governing the Senior Notes (as that term is defined in the Shareholders Agreement) which relate to the Limitation on Restricted Payments (assuming, for purposes of this definition of "Cause", that there shall exist no other limitation upon payment).

     "CVC" means Citicorp Venture Capital, Ltd., a New York corporation.
      ---

     "Disability" means the inability, due to illness, accident, injury,
      ----------
physical or mental incapacity or other disability, of the Executive to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the management of the Company or a Subsidiary of the Company for a period of at least 120 consecutive days or for shorter periods aggregating at least 150 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

     "GAAP" means U.S. generally accepted accounting principles, as in effect
      ----
from time to time and as adopted by the Company with the consent of its independent public accountants, consistently applied.

     "Good Reason Event" means (i) the failure of the Company or Pen-Tab to make
      -----------------
the payments described herein within 5 Business Days of the applicable due date,
(ii) the written request by the board of directors of the Company or Pen-Tab that the Executive relocate his primary residence or relocate Executive's primary location from which he performs his services to a location which is more than ten (10) miles from the Company's current location in the State of Virginia, or (iii) a written directive from the Board of directors of the Company or Pen-Tab that results in a substantial reduction of the Executive's job responsibility, (other than during periods when the Executive is unable to fulfill his job responsibilities due to injury, illness or other incapacity or disability and the period of such incapacity does not constitute a Disability hereunder).

     "Person" means an individual, a partnership, a corporation, an association,
      ------
a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

     "Recapitalization Agreement" means the Recapitalization Agreement dated as
      --------------------------
of January 9, 1997 by and among CVC, the Company and the shareholders of the Company.

     "Shareholders Agreement" means the Shareholders Agreement dated as of the
      ----------------------
date hereof by and among the Company, the Executive, CVC and certain other parties thereto.

     "Subsidiary" means, with respect to any Person, any corporation,
      ----------
partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity.

     "Termination Year" means that fiscal year of the Company during which the
      ----------------
Employment Period ends pursuant to the terms of Section 2(d) hereof.

     2.   EMPLOYMENT.
          ----------

          (a)  Employment.  Each of the Company and Pen-Tab agrees to employ the
               ----------
     Executive, and the Executive hereby accepts employment with the Company and Pen-Tab, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Section 2(d) (the "Employment Period").
           -----------------

          (b)  Position and Duties.
               -------------------

               (i) Commencing on the date hereof and continuing during the Employment Period, the Executive shall serve as President and Chief Executive Officer of the Company and Pen-Tab under the supervision and direction of the Company's and Pen-Tab's respective boards of directors.

               (ii) The Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness other than Disability) to the business and affairs of the Company, Pen-Tab and their Subsidiaries.

          (c)  Base Salary and Benefits.
               ------------------------

               (i)  Base Salary.  During the Employment Period, the Executive's
                    -----------
          base salary shall be $300,000 per annum (the "Initial Base Salary"),
                                                        -------------------
          which salary shall be paid by Pen-Tab in regular installments in accordance with Pen-Tab's general payroll practices and shall be subject to customary withholding. During the Employment Period, effective on each anniversary of the date hereof, Executive's Initial Base Salary shall be adjusted to an amount equal to Executive's Initial Base Salary multiplied by a fraction (i) the numerator of
                              -------------
          which is the Index for the calendar month in which such
          anniversary falls and (ii) the denominator of which is the Index for January, 1997 (the Initial Base Salary as may be adjusted shall be referred to herein as the "Base Salary"). For purposes of this
                                     -----------
          Agreement, "Index" in any particular month shall mean the United States Department of Labor All Cities Consumer Price Index, as published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is not published by the Bureau of Labor Statistics or another governmental agency at any time, then such calculation shall be made using the most closely comparable statistics on the purchasing power of the consumer dollar as published by a responsible financial authority selected in good faith by the Board.

               (ii)   Bonus Plan.  For each fiscal year during the Employment
                      ----------
          Period, the Executive will be eligible to receive a bonus of up to 50% of his Base Salary, the terms and conditions of which shall be established by the Board.

               (iii)  Benefits.  In addition to the Base Salary, the Executive
                      --------
          shall be entitled, during the Employment Period, to all benefits set forth on Schedule A hereto (the "Benefits").
                   ----------              --------

               (iv)   Expenses.  Upon the request of the Executive, the Company
                      --------
          shall reimburse the Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's and its Subsidiaries' policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the requirements of the Company and its Subsidiaries with respect to reporting and documentation of such expenses.

          (d)  Term.  The Employment Period shall end on February 4, 2002,
               ----
     subject to earlier termination (x) by reason of the Executive's death or Disability, (y) by resolution of the Board with Cause (it being understood and agreed that the employment of Executive may not be terminated without Cause), or (z) upon the Executive's voluntary resignation with or without a Good Reason Event. Notwithstanding any provision in this Agreement to the contrary, this Agreement shall terminate and be of no further force and effect upon the consummation of an initial public offering registered under the Securities Act.

               (i) If the Employment Period is terminated on or before February 4, 2002:

               (A)    by the Company other than for Cause, or as a result of the
                    Executive's voluntary resignation within ten (10) Business Days of a Good Reason Event, the Executive shall be entitled to receive each year (payable in equal or substantially equal consecutive monthly installments) (1) the stated Base Salary through the period ending on February 4, 2002, and
                      (2) the amount of the most recent bonus payment earned by the Executive prior to the year in which Executive's employment terminates, and (3) all vested benefits to which Executive is entitled under the terms of any benefit plan or arrangement of the Company or Pen-Tab which is applicable to Executive or in which he is a participant.

               (B) as a result of the Executive's death, Disability or voluntary resignation (other than within ten (10) Business Days following a Good Reason Event), or by the Company for Cause, the Executive shall be entitled to all previously earned and accrued but unpaid Base Salary, bonus payments and Benefits up to the date of such termination but shall not be entitled to any further Base Salary, bonus payments or Benefits for that year or any future year, or to any other severance compensation of any kind, nature or amount; provided, however, that nothing herein shall reduce, eliminate or restrict the disability benefits to which Executive is entitled under the terms of any applicable benefit plan or arrangement of the Company or Pen-Tab which is applicable to Executive or in which he is a participant.

               (ii)   Following the termination of the Employment Period:

               (A) the Executive agrees that: (1) the Executive shall be entitled to the payments provided for in Sections 2(d)(i)(A), if any, if and only if Executive has not breached as of the date of termination of the Employment Period the provisions of Sections 3, 4 and 6 hereof and does not breach such sections at any time during the period for which such payments are to be made and (2) the Company's obligation to make such payments will terminate upon the occurrence of any such breach during any such severance period which breach shall not be terminated or cured within ten (10) Business Days after written notice thereof.

               (B) any payments pursuant to Sections 2(d)(i)(A) shall be paid by Pen-Tab in regular installments in accordance with Pen-Tab's general payroll practices and shall be subject to customary withholding, and following such payments none of the Company or any of its Subsidiaries shall have any further obligation to the Executive pursuant to this Section 2(d) except as provided by law.

          (iii) Notwithstanding any other provisions of this Agreement, if all or any portion of the payments or benefits provided under Section 2(d)(i)(A) either alone or together with other payments or benefits which the Executive receives or is then entitled to receive from the Company and any of its Subsidiaries would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such payments or benefits provided to the Executive under
           ----
     Section 2(d)(i)(A) shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code; but only if, by reason of such reduction, the Executive's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. "Net after tax benefit" for purposes of this Section 2(d)(iii) shall mean the sum of (w) the total amount payable to the Executive under this Section 2, plus (x) all other payments and benefits
                                     ----
     which the Executive receives or is then entitled to receive from the Company and any of its Subsidiaries that would constitute a "parachute payment" within the meaning of Section 280G of the Code, less (y) the
                                                              ----
     amount of federal income taxes payable with respect to the payment and benefits described in (w) and (x) above, calculated at the maximum marginal income tax rate for each year in which such payments and benefits shall be paid to the Executive (based upon the rate in effect for such year as set forth in the Code at the time of the first payment of the foregoing), less
                                                                           ----
     (z) the amount of excise taxes imposed with respect to the payments and benefits described in (w) and (x) above by Section 4999 of the Code.

               (iv) The Executive hereby agrees that except as expressly provided herein, no severance compensation of any kind, nature or amount shall be payable to the Executive and except as expressly provided herein, the Executive hereby irrevocably waives any claim for severance compensation.

               (v) Subject to the provisions of Section 2(d)(i)(B) above, all of the Executive's rights to Benefits hereunder (if any) for any period subsequent to the effective date of termination of the Employment Period shall cease upon the termination of the Employment Period other than Executive's rights under any retirement plan of the Company or Pen-Tab in which Executive is a participant. Within thirty
          (30) days after Executive's employment shall terminate, the amount to which he is entitled under any such retirement plan shall be distributed to Executive and, in the event Executive shall be terminated without Cause or following a Good Reason Event, then Executive shall have a 100% vested and nonforfeitable interest in such retirement benefits.

               (vi) If the employment of Executive hereunder shall terminate pursuant to Section 2(d)(i)(A) above, then Executive shall have no duty whatsoever to mitigate damages, and any income, earnings or other compensation earned from self employment or employment with any company subsequent to the date of such termination of employment shall not reduce or offset any of the payments described in Sections 2(d)(i)(A) hereof.

          (e)  Key Man Life Insurance.  The Executive shall use his reasonable
               ----------------------
     best efforts to obtain an additional key man life insurance policy in the incremental amount of $3.0 million within ninety (90) days of the Closing Date. The key man insurance policy shall be for the benefit of the Company, and the Company shall pay all premiums on such policy and shall reimburse the Executive for all reasonable out-of-pocket expenses incurred in connection with obtaining such policy.

     3.   CONFIDENTIAL INFORMATION.  The Executive acknowledges that the
          ------------------------
information and data disclosed to, developed by or obtained by him while employed by the Company or any of its Subsidiaries concerning the business or affairs of the Company or any Subsidiary (the unauthorized disclosure of which would be adverse to the Company and its Subsidiaries, taken as a whole) (including without limitation the Company's technology, methods of doing business and supplier and customer information) (collectively, "Confidential
                                                                ------------
Information") are the property of the Company or such Subsidiary and that the
-----------
continued success of the Company and its Subsidiaries depends in large part on keeping this information from becoming known to competitors of the Company and its Subsidiaries. Therefore, the Executive agrees that, during the Employment Period and for all times thereafter, except as required by law or court order, he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public or Persons within the industry in which the Company or Pen-Tab competes other than as a result of the Executive's acts or omissions to act, or in the event any such information is disclosed (other than by Executive) by any person who is not bound by a similar nondisclosure agreement; provided, however, that, subject to Section 5(b) below, nothing herein shall be deemed to limit, restrict or prohibit the use or disclosure by Executive of any non-confidential general industry knowledge or contacts gained or obtained by Executive from his prior expertise and experience. The Executive further agrees to use his reasonable best efforts and diligence to safeguard the Confidential Information and to protect it against disclosure, misuse, espionage, loss or theft. The Executive shall deliver to the Company at the termination of such Executive's employment, or at any other time the Company may request, all memoranda, correspondence, notes, plans, records, reports, manuals, photographs, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, the Work Product (as defined below) or the business of the Company or any Subsidiary which he may then possess or have under his control. If the Company requests, the Executive agrees to provide written confirmation that the Executive has returned all such materials to the Company or one of its Subsidiaries.

     4.   WORK PRODUCT.  The Executive agrees that all inventions, innovations,
          ------------
improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, and all similar or related information which relates to the Company's or any of its Subsidiaries' actual or anticipated business or research and development or existing or future products or services and which are conceived, developed, contributed to or made by the Executive (either solely or jointly with others) while employed by the Company or any of its Subsidiaries ("Work Product") shall be the sole and exclusive property of
                   ------------
the Company or such Subsidiary. The Executive will promptly disclose such Work Product to the Board and perform all actions requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     5.   RIGHTS OF FORMER EMPLOYERS AND OTHERS.
          -------------------------------------

          (a)  No Undisclosed Restrictions.  The Executive represents and
               ---------------------------
     warrants that, unless he has informed the Company or its Subsidiaries to the contrary in a writing attached to this Agreement, the performance of his duties as President and Chief Executive Officer of the Company will not place the Executive in breach of any existing agreement, including, but not limited to, any confidentiality agreement or restrictive covenant with a former employer or other third party.

          (b)  Confidential Information of Others.  The Executive agrees that he
               ----------------------------------
     shall not disclose to the Company or its Subsidiaries, nor induce the Company or its Subsidiaries to use, any confidential or proprietary information of others that the Executive may have learned as a result of any prior employment or other relationships.

     6.   NONCOMPETE, NONSOLICITATION.
          ---------------------------

          (a) The Executive acknowledges that in the course of his employment with the Company and its Subsidiaries he has become familiar, and he will become familiar, with the Company's and its Subsidiaries' trade secrets and with other Confidential Information and that his services have been and will be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, the Executive agrees that, during the Employment Period and (i) if the Employment Period terminates on February 4, 2002,
            ---
     then for a period of TWELVE (12) MONTHS thereafter, (ii) if the Employment Period is terminated pursuant to Section 2(d)(i)(A), then for a period ending on the earlier of (x) February 4, 2002 and (y) the third anniversary of the date of termination, or (iii) if the Employment Period is terminated pursuant to Section 2(d)(i)(B), other than as a result of the Executive's death, then for a period of thirty-six (36) months thereafter (the

     "Noncompete Period"), he shall not directly or indirectly own, operate,
      -----------------
     lease, manage, control, participate in, consult with, advise, permit his name to be used by, provide services for, or in any manner engage in any business (including by himself or in association with any person, firm, corporate or other business organization or through any other entity) that manufactures any product or provides any services that may be used as substitute for the product, or service, of the Company, its Subsidiaries or any business in competition with the businesses of the Company or its Subsidiaries as such businesses exist or are in process on the date of the termination of the Employment

     Period, within any geographical area in which the Company or any of its Subsidiaries engages or plans to engage in such businesses as of the date of termination of the Employment Period. Nothing herein shall prohibit the Executive from being a passive owner of not more than 5% of the outstanding stock of a corporation which is publicly traded, and which is a direct competitor of the Company or any of its Subsidiaries, so long as the Executive has no active participation in the business of such corporation. Anything herein to the contrary notwithstanding, the Noncompete Period and the noncompetition restrictions set forth herein shall immediately terminate and be of no further force or effect, without notice or further act by any party hereto or any other person, upon the first to occur of (i) a default by the Company or Pen-Tab in the payment, following ten (10) Business Days of the date when due, of any amount payable to Executive under Section 2(d)(i)(A) above, or (ii) the Company or Pen-Tab shall be insolvent or shall become bankrupt.

          (b) During the Noncompete Period, the Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary either to leave the employ of the Company or such Subsidiary, or to interfere with the business or operations of the Company or its Subsidiaries, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during or after the Executive's employment period other than in connection with a general hiring solicitation or advertisement which is not specifically targeted to employees of the Company or any Subsidiary, or (iii) induce or attempt to induce any customer, supplier, distributor, franchisee, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary.

          (c) The Executive agrees and acknowledges that: (i) the covenants set forth in this Section 6 are reasonable in geographical and temporal scope and in all other respects, (ii) the Company would not have entered into this Agreement but for the covenants of the Executive contained herein,
     (iii) the covenants contained herein have been made in order to induce the Company to enter into this Agreement, and (iv) that CVC would not have entered into the Recapitalization Agreement but for the covenants of the Executive contained herein.

          (d) If, at the time of enforcement of this Section 6, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

          (e) The Executive recognizes and affirms that in the event of his breach of any provision of this Section 6, money damages would be inadequate and the Company would have no adequate remedy at law. Accordingly, the Executive agrees that in the event of a breach or a threatened breach by the Executive of any of the provisions of this Section 6, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

     7.   NOTICES.  All notices, demands or other communications to be given or
          -------
delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile followed by delivery by reputable overnight courier service. Such notices, demands and other communications will be sent to the address indicated below:

          To the Company or Pen-Tab:
          -------------------------

               Pen-Tab Industries, Inc.
               167 Kelley Drive
               Front Royal, Virginia 22630
               Attention:  Mr. Alan Hodes
               Telecopy No.:  (540) 622-2008

               With copies, which shall not constitute notice, to:
               --------------------------------------------------

               Rudnick & Wolfe
               203 North LaSalle Street
               Chicago, Illinois 60601
               Attention:  Stephen A. Landsman, Esq.
               Telecopy No.:  (312) 236-7516

               Citicorp Venture Capital, Ltd.
               399 Park Avenue
               14th Floor
               New York, New York 10043
               Attention:  Mr. Thomas F. McWilliams
               Telecopy No.:  (212) 888-2940

               Kirkland & Ellis
               153 East 53rd Street
               New York, New York 10022-4675
               Attention:  Kirk A. Radke, Esq.
               Telecopy No.:  (212) 446-4900

          To CVC:
          ------

               Citicorp Venture Capital, Ltd.
               399 Park Avenue
               14th Floor
               New York, New York  10043
               Attention:  Mr. Thomas F. McWilliams
               Telecopy No.:  (212) 888-2940

               With a copy, which shall not constitute notice, to:
               --------------------------------------------------

               Kirkland & Ellis
               153 East 53rd Street
               New York, New York 10022-4675
               Attention:  Kirk A. Radke, Esq.
               Telecopy No.:  (212) 446-4900

          To the Executive:
          ----------------

               Pen-Tab Industries, Inc.
               167 Kelley Drive
               Front Royal, VA 22630
               Attention:  Alan Hodes
               Telecopy No.:  (540) 622-2008

               With a copy, which shall not constitute notice, to:
               --------------------------------------------------

               Rudnick & Wolfe
               203 North LaSalle Street
               Chicago, Illinois 60601
               Attention:  Stephen A. Landsman, Esq.
               Telecopy No.:  (312) 236-7516

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

     8.   MISCELLANEOUS.
          -------------

          (a)  Severability.  Whenever possible, each provision of this
               ------------
     Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (b)  Complete Agreement.  This Agreement, the Shareholders Agreement,
               ------------------
     the Option Agreement and the Recapitalization Agreement embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, the letter agreement dated October 29, 1996 by and among the Company, CVC, the Executive and certain other parties.

          (c)  Counterparts.  This Agreement may be executed in separate
               ------------
     counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (d)  Successors and Assigns.  Except as otherwise provided herein,
               ----------------------
     this Agreement shall bind and inure to the benefit of and be enforceable by the Executive, the Company, and their respective successors and assigns; provided, that the rights and obligations of the Executive under this Agreement shall not be assignable.

          (E)  GOVERNING LAW.  ALL QUESTIONS CONCERNING THE CONSTRUCTION,
               -------------
     VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS HERETO WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF VIRGINIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF VIRGINIA.

          (f)  Remedies.  Each of the parties to this Agreement will be entitled
               --------
     to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          (g)  Amendment and Waiver.  The provisions of this Agreement may be
               --------------------
     amended and waived only with the prior written consent of the Company, the Executive and the Investor.

          (h)  Time is of the Essence.  Time is of the essence for each and
               ----------------------
     every provision of this Agreement.

          (i) WAIVER OF RIGHT TO JURY TRIAL. EACH OF THE COMPANY, THE EXECUTIVE AND PEN-TAB HEREBY WAIVERS, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR THEREBY OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.


     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

                                    PEN-TAB HOLDINGS, INC.

                                    By:__________________________
                                    Name:
                                    Title:


                                    PEN-TAB INDUSTRIES, INC.

                                    By:   _______________________
                                    Name:
                                    Title:


                                    ALAN HODES


                                    _____________________________

                                ACKNOWLEDGMENT


State of New York   )    ss.:
County of New York  )



     On the ____ day of _________ in the year 1997, before me personally came _____________, who, stated that he resides in ______________, ____________, and that he is _____________ of Pen-Tab Holdings, Inc.




                                             ___________________________________
                                             Notary Public
                                             My commission expires:



State of New York   )    ss.:
County of New York  )



     On the ____ day of _________ in the year 1997, before me personally came _____________, who, stated that he resides in ______________, ____________, and that he is _____________ of Pen-Tab Industries, Inc.




                                             ___________________________________
                                             Notary Public
                                             My commission expires:



State of New York   )    ss.:
County of New York  )



     On the ____ day of _________ in the year 1996, before me personally came _____________, who, stated that he resides in ______________, ____________, that he is ______________.




                                    ____________________________________________
                                    Notary Public
                                    My commission expires:

                                                                      SCHEDULE A
                                                                      ----------

                               EMPLOYEE BENEFITS
                               -----------------

                                      A-1